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                                                                 EXHIBIT 4(C)(7)

                             Draft -- May 27, 1992





                            PARTICIPATION AGREEMENT
                                 (AA 1992 MF-1)

                            Dated as of May 15, 1992

                                     Among

                            AMERICAN AIRLINES, INC.,
                                        as Lessee


                            MERIDIAN TRUST COMPANY,
                                        as Owner Trustee


               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                        as Indenture Trustee

                            MISSION FUNDING EPSILON,
                                        as Owner Participant

                                      and

                             ROYAL BANK OF CANADA,

                                      and

               CREDIT SUISSE, ACTING THROUGH ITS NEW YORK BRANCH,
                                    as ORIGINAL LOAN PARTICIPANTs


                              ____________________



                         One Boeing 767-323ER Aircraft
                                     N371AA
                        Manufacturer's Serial No. 25198

                       Leased to American Airlines, Inc.


================================================================================

                        INDEX TO PARTICIPATION AGREEMENT

                                                                                          Page
                                                                                          ----
Section  1.   Sale and Purchase; Participation in Lessor's
                 Cost; Prepayment of Certificates                                          4

Section  2.   Delivery Date; Procedure for Participation
                 in Payment of Lessor's Cost for the Aircraft                              7

Section  3.   Owner Participant's Instructions to the Owner
                 Trustee; Confirmation of Authorizations                                   8

Section  4.      Conditions Precedent to Participation                                     8

Section  5.      Postponement of Delivery Date                                            18

Section  6.      Extent of Interest of the Holders of Certificates                        21

Section  7.      Lessee's Representations, Warranties and Indemnities                     21

Section  8.      Representations, Warranties and Covenants                                44

Section  9.      Other Covenants                                                          54

Section 10.      Other Documents                                                          64

Section 11.      Conditions Precedent to the Lessee's Obligations                         64

Section 12.      Liabilities of the Owner Participant and the Loan
                   Participants                                                           67

Section 13.      Certain Covenants of the Lessee                                          67

Section 14.      Owner for Tax Purposes                                                   71

Section 15.      Certain Definitions; Notices                                             71

Section 16.      Certain Covenants of the Owner Participant                               77

Section 17.      Optional Redemption of Certificates                                      85

Section 18.      Calculation of Adjustments to Basic Rent,
                   Stipulated Loss Value, Termination Value,
                   etc.; Confirmation and Verification                                    88

Section 19.      Concerning the Owner Trustee                                             92

Section 20.      Section 20 Refinancing                                            93

Section 21.      Miscellaneous                                                     98


SCHEDULE I               Participant Information

EXHIBIT I                Form of Trust Agreement

EXHIBIT II               Form of Trust Indenture and Security Agreement

EXHIBIT III              Form of Purchase Agreement Assignment

EXHIBIT IV               Form of Lease Agreement

EXHIBIT V                Form of Opinion of Special Counsel for the Lessee

EXHIBIT VI               Form of Opinion of Counsel for the Lessee

EXHIBIT VII              Form of Opinion of Special Counsel for the Owner
                         Trustee

EXHIBIT VIII Form of Opinion of Special Pennsylvania Counsel for the Owner Trustee

EXHIBIT IX               Form of Opinion of Special Counsel for the
                         Indenture Trustee

EXHIBIT X                Form of Opinion of Special Counsel for the Owner
                         Participant

EXHIBIT XI Form of Opinion of Kenneth Stewart, Senior Counsel of Southern California Edison Company

EXHIBIT XII              Form of Opinion of Special Oklahoma City Counsel

EXHIBIT XIII             Form of Opinion of Counsel for the Manufacturer

EXHIBIT XIV              Form of Transfer Agreement

EXHIBIT XV               Form of Assignment and Assumption Agreement



                            PARTICIPATION AGREEMENT
                                 (AA 1992 MF-1)

                 This PARTICIPATION AGREEMENT (AA 1992 MF-1) (this "Agreement"), dated as of May 15, 1992, among (i) AMERICAN AIRLINES, INC., a Delaware corporation (herein, together with its successors and permitted assigns, called "American" or the "Lessee"), (ii) MISSION FUNDING EPSILON, a California corporation (herein, together with its successors and permitted assigns, called the "Owner Participant"), (iii) MERIDIAN TRUST COMPANY, a Pennsylvania trust company, in its individual capacity only as expressly stated herein, and otherwise not in its individual capacity but solely as trustee under the Trust Agreement (as hereinafter defined) (herein in such capacity, together with its successors and permitted assigns, called the "Owner Trustee"), (iv) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, in its individual capacity only as expressly stated herein, and otherwise as trustee under the Trust Indenture (as hereinafter defined) (herein in such capacities, together with its successors and permitted assigns in such capacities, called the "Indenture Trustee"), and (v) ROYAL BANK OF CANADA and CREDIT SUISSE, ACTING THROUGH ITS NEW YORK BRANCH (each herein, together with its successors and permitted assigns, called an "ORIGINAL LOAN PARTICIPANT" and, together with the Owner Participant, sometimes collectively called the "Participants" and individually a "Participant").


                             W I T N E S S E T H :


                 WHEREAS, pursuant to the Purchase Agreement (such term and other capitalized terms used herein without definition have the meanings specified therefor in Section 15 or by reference to the Lease (as hereinafter defined) as set forth in Section 15), The Boeing Company, a Delaware corporation (the "Manufacturer"), has agreed to manufacture and sell to American and American has agreed to purchase from the Manufacturer that certain Boeing 767-323ER aircraft bearing U.S. Registration Number N371AA and Manufacturer's Serial Number 25198, which is to be financed pursuant to this Agreement (the "Aircraft", as such term is defined in the Lease and is used hereinafter with the same meaning);

                 WHEREAS, the Manufacturer has conveyed, pursuant to a warranty (as to title) bill of sale with respect to the Aircraft, to Boeing Sales Corporation, a Guam corporation and a wholly-owned subsidiary of the Manufacturer (the "Manufacturer's Subsidiary"), all the Manufacturer's title to and interest in the Aircraft and has assigned to the Manufacturer's Subsidiary its right to receive any payments due with respect to the Aircraft under the Purchase Agreement, and the Manufacturer's Subsidiary will agree to sell and deliver the Aircraft pursuant and subject to all terms and conditions of the Purchase Agreement, and will appoint the Manufacturer as its duly authorized agent and attorney-in-fact for all purposes under the Purchase Agreement;

                 WHEREAS, subject to the terms and conditions set forth herein,
(i) American is willing to sell the Aircraft to the Owner Trustee and the Owner Trustee is willing to purchase the Aircraft from American; and (ii) the Owner Trustee is willing to lease to American as the Lessee under the Lease referred to below, and American as the Lessee is willing to lease from the Owner Trustee, the Aircraft;

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant has entered into a certain Trust Agreement (AA 1992 MF-1), dated as of the date hereof, substantially in the form of Exhibit I hereto (such Trust Agreement, as the same may be amended or supplemented from time to time, being herein called the "Trust Agreement", such term to include, unless the context otherwise requires, the Trust Agreement and Indenture Supplement referred to below), with Meridian Trust Company in its individual capacity, pursuant to which Trust Agreement, the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.01 of the Trust Agreement (the "Trust Estate") for the benefit of the Owner Participant or Owner Participants thereunder on the terms specified in the Trust Agreement, subject, however, to the lien created under the Trust Indenture referred to below;

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee has entered into a certain Trust Indenture and Security Agreement (AA 1992 MF-1), dated as of the date hereof, substantially in the form of Exhibit II hereto (such Trust Indenture and Security Agreement, as the same may be amended or supplemented from time to time, being herein called the "Trust Indenture" or the "Indenture", such term to include, unless the context otherwise requires, the Trust Agreement and Indenture Supplement referred to below), with the Indenture Trustee, pursuant to which Trust Indenture, the Owner Trustee agrees, among other things, for the benefit of the holders from time to time of the Certificates issued thereunder, (i) to assign, mortgage and pledge to the Indenture Trustee, as part of the Indenture Estate (the "Indenture Estate", as such term is defined in the Trust Indenture and is hereinafter used with the same meaning) under the Trust Indenture, a security interest in certain of the properties held in trust by the Owner Trustee under the Trust Agreement (other than Excepted Property as defined in the Trust Indenture), (ii) to issue Certificates substantially in the form set forth in
Section 2.01 of the Trust Indenture, in the amounts and otherwise as provided in Section 2.01 of the Trust Indenture (individually, a "Certificate", as such term is defined in the Trust Indenture and is hereinafter used with the same meaning, and collectively called the "Certificates") as evidence of the participation by the LOAN PARTICIPANTs in the payment of Lessor's Cost for the Aircraft and (iii) to execute and deliver a Trust Agreement and Indenture Supplement, substantially in the form of Exhibit A to the Trust Indenture (the "Trust Agreement and Indenture Supplement", as such term is defined in the Trust Agreement and is hereinafter used with the same meaning), covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture;

                 WHEREAS, pursuant to the terms of the Trust Agreement, the Owner Trustee is authorized and directed by the Owner Participant (i) to execute and deliver a certain Purchase Agreement Assignment (AA 1992 MF-1), dated as of the date hereof, substantially in the form of Exhibit III hereto (the "Purchase Agreement Assignment"), with the Lessee, whereby the Lessee assigns to the Owner Trustee certain of the Lessee's rights and interest under the Purchase Agreement to the extent that the same relate to the Aircraft (except to the extent reserved to the Lessee in said Purchase Agreement Assignment) and which Purchase Agreement Assignment has annexed thereto a Consent and Agreement executed by the Manufacturer and an Agreement of Subsidiary executed by the Manufacturer's Subsidiary; and (ii) to execute and deliver a certain Lease Agreement (AA 1992 MF-1) relating to the Aircraft, dated as of the date hereof, substantially in the form of Exhibit IV hereto (such Lease Agreement, as the same may be amended or supplemented from time to time, being herein called the "Lease", such term to include, unless the context otherwise requires, the Lease Supplement referred to below), with the Lessee, pursuant to which, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to the Lessee, and the Lessee agrees to lease from the Owner Trustee, the Aircraft on the Delivery Date, such lease to be evidenced by the execution and delivery of a Lease Supplement, substantially in the form of Exhibit A to the Lease (herein called the "Lease Supplement" as such term is defined in the Lease and is hereinafter used with the same meaning), covering the Aircraft; and

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Lessee and the Owner Participant have entered into a Tax Indemnity Agreement (AA 1992 MF-1), dated as of the date hereof, relating to the Aircraft (such Tax Indemnity Agreement, as the same may be amended or supplemented from time to time, being herein called the "Tax Indemnity Agreement" as such term is defined in the Lease and is hereinafter used with the same meaning);

                 NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

                 SECTION 1. Sale and Purchase; Participation in Lessor's Cost; Prepayment of Certificates. (a) Sale and Purchase. Subject to the terms and conditions of this Agreement, the Lessee agrees to sell to the Owner Trustee and the Owner Trustee agrees to purchase from the Lessee the Aircraft on the Delivery Date, and, in connection therewith, the Owner Trustee agrees to pay to the Lessee an amount equal to Lessor's Cost.

                 (b) Participation in Lessor's Cost. Subject to the terms and conditions of this Agreement and in reliance on the agreements, covenants, representations and warranties herein contained and made pursuant hereto, (i) each ORIGINAL LOAN PARTICIPANT hereby agrees to participate in the payment of Lessor's Cost by making a secured loan to the Owner Trustee in the amount determined by multiplying Lessor's Cost by the percentage set forth opposite its name in Schedule I hereto, such loan to be evidenced by one or more Certificates issued to each ORIGINAL LOAN PARTICIPANT by the Owner Trustee in the manner described in the Trust Indenture, and (ii) the Owner Participant hereby agrees to participate in the payment of Lessor's Cost by making an investment in the beneficial ownership of the Aircraft in the amount determined by multiplying Lessor's Cost by the percentage set forth opposite its name in Schedule I hereto. The amount of the Owner Participant's participation determined as above provided is hereinafter called the Owner Participant's "Commitment", and the amount of each LOAN PARTICIPANT'S participation determined as above provided is hereinafter called such LOAN PARTICIPANT'S "Commitment".

                 (c) Prepayment of Certificates; Determination of Debt Rate. Each of the LOAN PARTICIPANTs and the Owner Participant hereby agrees that, notwithstanding anything to the contrary contained in this Participation Agreement, the Lease, the Trust Indenture, the Certificates, or the Trust Agreement, without the prior written consent of the Lessee, the Owner Trustee shall not take any action with respect to the Certificates concerning the optional prepayment of such Certificates, and shall not, unless an Event of Default under Section 14(a), insofar as Section 14(a) relates to payments of Basic Rent, Stipulated Loss Value or Termination Value, 14(f), 14(g), 14(h) or 14(i) of the Lease shall have occurred and be continuing, take any action with respect to the Certificates concerning the selection of the Debt Rate to be borne at any time or from time to time by such Certificates, or the Interest Periods to be applicable to the calculation of interest on the Certificates. Subject to the next succeeding sentence, the Owner Trustee hereby irrevocably appoints and authorizes the Lessee to act as its exclusive agent (and agrees that it will not act other than through the Lessee, as such agent) for the purpose of selecting the durations of the Interest Periods to be applicable from time to time to calculations of interest on the Certificates and designating the Debt Rate from time to time to be borne on the Certificates, and the Lessee accepts such appointment on the terms herein contained. Such appointment and authorization shall be suspended during any period when an Event of Default under Section 14(a), insofar as Section 14(a) relates to payments of Basic Rent, Stipulated Loss Value or Termination Value, 14(f), 14(g), 14(h) or 14(i) of the Lease shall have occurred and be continuing. Each of the Indenture Trustee, the Owner Participant and each LOAN PARTICIPANT hereby consents to such appointment and authorization. In taking any actions as agent of the Owner Trustee as aforesaid, the Lessee shall be authorized to deal directly with the Indenture Trustee and the LOAN PARTICIPANTs, and the Owner Participant, the Owner Trustee, each LOAN PARTICIPANT and the Indenture Trustee each agrees to cooperate with the Lessee and the ORIGINAL LOAN PARTICIPANT and otherwise to do all things and take all actions reasonably necessary to effect the actions taken by the Owner Trustee (or the Lessee as the agent of the Owner Trustee under this Section 1(c)). Except to the extent otherwise provided in Section 2.01 of the Trust Indenture, the Debt Rate applicable to the Loan Certificates for each Interest Period shall be determined by election of the Owner Trustee (or the Lessee as agent for the Owner Trustee) by delivering telephonic notice to each ORIGINAL LOAN PARTICIPANT (whether or not it at the time holds any Loan Certificates), followed in each case by telexed, telecopied or other written confirmation (with a copy to the Indenture Trustee and the Owner Trustee), not less than three London Business Days prior to the beginning of the applicable Interest Period, in the case of a LIBOR Loan, and not later than 10:00 A.M. (New York City time) on the New York Business Day immediately preceding the beginning of the applicable Interest Period, in the case of a Short Period Loan, specifying the duration of such Interest Period and whether the Debt Rate for such Interest Period shall be determined by reference to the LIBOR Rate or the Short Period Rate. The Indenture Trustee shall provide to each LOAN PARTICIPANT other than an ORIGINAL LOAN PARTICIPANT a copy of any notice provided by the Lessee pursuant to the immediately preceding sentence promptly after receipt thereof. Notwithstanding the foregoing, the Lessee (or the Owner Trustee, as the case may be) may only select a Short Period Rate (i) during any period, and from time to time during such period, in which, in the case of the Lessee, the Lessee is in contemplation of a proposed prepayment of the Loan Certificates pursuant to Section 2.12 or 2.14 of the Trust Indenture (whether or not a notice of prepayment has been given pursuant to Section 2.12 or 2.14 of the Trust Indenture) or in which, in the case of the Owner Trustee, the Owner Trustee is in contemplation of a proposed purchase of the Loan Certificates pursuant to Section 2.13 of the Trust Indenture or (ii) at any time when the selection of a LIBOR Rate would result in the succeeding Interest Period commencing on a day other than the sixteenth day of a calendar month. Each ORIGINAL LOAN PARTICIPANT (whether or not it at the time holds any Loan Certificates) shall provide to each of the Owner Participant, the Owner Trustee, each other LOAN PARTICIPANT, the Indenture Trustee and the Lessee an officer's certificate setting forth the applicable interest rate and the interest expected to accrue on the Certificates during the applicable Interest Period promptly after the commencement of such Interest Period and, as soon as practicable prior to each Lease Period Date (but in no event later than 10:00 A.M. New York City time on the Business Day immediately preceding such Lease Period Date), to provide such notification of the aggregate amount of interest that will be actually due and payable on the Loan Certificates on such Lease Period Date.

                 SECTION 2. Delivery Date; Procedure for Participation in Payment of Lessor's Cost for the Aircraft. (a) The Lessee agrees to give the Owner Participant, each ORIGINAL LOAN PARTICIPANT, the Indenture Trustee and the Owner Trustee written notice by telex, telegraph, facsimile or other form of telecommunication of the Delivery Date for the Aircraft not later than 1:00 P.M., New York City time, on the second Business Day preceding the Delivery Date for the Aircraft, which notice shall confirm the amount of Lessor's Cost for the Aircraft. Prior to 11:30 A.M., New York City time, on the Delivery Date specified in such notice, the Owner Participant will make the amount of its Commitment available to the Owner Trustee, and each ORIGINAL LOAN PARTICIPANT will make the amount of its Commitment available to the Owner Trustee, in each case by transferring or delivering such amount, in immediately available funds, to the Owner Trustee, either directly to, or for deposit in, the Owner Trustee's account at Chase Manhattan Bank, N.A. for the account of Meridian Trust Company as Owner Trustee, ABA Number 021000021, Account No. 920-1-039- 162, Attention Ms. Emma Budget.

                 (b) Upon receipt by the Owner Trustee of the full amount of the Owner Participant's Commitment and each ORIGINAL LOAN PARTICIPANT'S Commitment for the Aircraft on the Delivery Date, the Owner Trustee shall, subject to the conditions set forth in Section 4 having been fulfilled to the satisfaction of the Owner Participant and the LOAN PARTICIPANT or waived by the Owner Participant and each ORIGINAL LOAN PARTICIPANT, pay to the Lessee from the funds then held by it, in immediately available funds, an amount equal to Lessor's Cost, and simultaneously therewith the Lessee shall deliver the Aircraft to the Owner Trustee, and the Owner Trustee shall accept the Aircraft under the Lease and the Lessee, subject to the conditions set forth in Section 11 having been fulfilled to the satisfaction of the Lessee or waived by the Lessee, shall accept delivery of the Aircraft under the Lease. The acceptance of the Aircraft by the Owner Trustee and the Lessee, respectively, shall be conclusively evidenced by the execution and delivery of the Lease Supplement by the Owner Trustee and the Lessee. Each of the Indenture Trustee, the Owner Trustee and the Lessee shall take all actions required to be taken by it in connection therewith and pursuant to this Section 2(b).

          SECTION 3. Owner Participant's Instructions to the Owner Trustee; Confirmation of Authorizations. (a) The Owner Participant agrees that the making of its Commitment for the Aircraft available to the Owner Trustee in accordance with the terms of Section 2 hereof shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee, subject to the conditions set forth in Section 4 having been fulfilled to the satisfaction of the Owner Participant or waived by the Owner Participant, to take the actions specified in Section 3.01 of the Trust Agreement with respect to the Aircraft.

                 (b) The Owner Participant agrees, in the case of any Replacement Aircraft or Replacement Engine substituted pursuant to clause (i) of Section 10(a) of the Lease or pursuant to Section 10(b) of the Lease, that the Owner Trustee is authorized and directed to take the actions specified in such Sections of the Lease with respect to such Replacement Aircraft or Replacement Engine upon due compliance with the terms and conditions set forth in such Sections of the Lease with respect to such Replacement Aircraft or Replacement Engine.

                 SECTION 4. Conditions Precedent to Participation. The obligation of each ORIGINAL LOAN PARTICIPANT and the Owner Participant to participate in the payment of Lessor's Cost for the Aircraft is subject to the fulfillment to the satisfaction of or waiver by such ORIGINAL LOAN PARTICIPANT or the Owner Participant, as the case may be, prior to or on the Delivery Date, of the following conditions precedent (except that paragraphs (M), (Q), (V) and (X) of this Section 4 shall not be conditions precedent to the obligations of the Owner Participant hereunder and paragraphs (T), (U), (Y) and (Z) of this
Section 4 shall not be conditions precedent to the obligations of the LOAN PARTICIPANT hereunder):

                 (A) Each of the Owner Participant and each ORIGINAL LOAN PARTICIPANT shall have received (or waived) due notice with respect to its participation pursuant to Section 2.

                 (B) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it illegal for the Owner Participant or each ORIGINAL LOAN PARTICIPANT to execute, deliver and perform the Operative Documents to which it is a party or to make such participation or, in the case of each LOAN PARTICIPANT, to acquire its Certificate.

                 (C) In the case of each ORIGINAL LOAN PARTICIPANT, the Owner Participant shall have concurrently made available to the Owner Trustee sufficient funds to pay its Commitment for the Aircraft in accordance with Section 2 hereof; and in the case of the Owner Participant, each ORIGINAL LOAN PARTICIPANT shall have concurrently made available to the Owner Trustee its Commitment for the Aircraft in accordance with Section 2 hereof; and in the case of each ORIGINAL LOAN PARTICIPANT, there shall have been duly issued and delivered by the Owner Trustee to such ORIGINAL LOAN PARTICIPANT, against payment therefor, one or more Certificates in connection with the Aircraft, substantially in the form set forth in Section 2.01 of the Trust Indenture, dated the Delivery Date and issued in the name of such ORIGINAL LOAN PARTICIPANT.

                 (D) All approvals and consents of any trustee or holder of any indebtedness or obligations of the Lessee which are required in connection with any transaction contemplated by this Agreement shall have been duly obtained.

                 (E) This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (except that the execution and delivery of this Agreement or any of the following documents by a party hereto or thereto shall not be a condition precedent to such party's obligations hereunder), and shall be in full force and effect, and executed counterparts or copies of each thereof shall have been delivered to the Owner Participant, each ORIGINAL LOAN PARTICIPANT and their respective special counsel:

                         (i)  the Lease;

                        (ii) the Lease Supplement dated the Delivery Date and the Rent Schedule;

                    (iii)  the Trust Agreement;

                     (iv) the Trust Indenture, and a Trust Agreement and Trust Indenture Supplement dated the Delivery Date;

                      (v) the Purchase Agreement (with the exception of certain exhibits and supplements and certain financial information) and the Purchase Agreement Assignment;

                     (vi) the Tax Indemnity Agreement (for the Owner Participant only);

                    (vii) a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be acceptable to the Federal Aviation Administration for recordation with it on the Delivery Date, executed by the Manufacturer in favor of the Manufacturer's Subsidiary and dated on or prior to the Delivery Date (the "Manufacturer's FAA Bill of Sale"), a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be acceptable to the Federal Aviation Administration for recordation with it on the Delivery Date, executed by the Manufacturer's Subsidiary in favor of the Lessee and dated the Delivery Date (the "Manufacturer's Subsidiary's FAA Bill of Sale") (originals filed with the Federal Aviation Administration, copies to all parties), and a copy of the form of warranty (as to title) bill of sale for the Aircraft to be executed by the Manufacturer's Subsidiary in favor of the Lessee, dated the Delivery Date and specifically referring to each Engine, as well as to the Airframe, constituting a part of the Aircraft;

                   (viii) a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be acceptable to the Federal Aviation Administration for recordation with it on the Delivery Date, executed by the Lessee in favor of the Owner Trustee and dated the Delivery Date (the "FAA Bill of Sale") (original filed with the Federal Aviation Administration; copies to all the parties); and

                     (ix) a warranty (as to title) bill of sale for the Aircraft (together with the FAA Bill of

                 Sale collectively called the "Bills of Sale"), executed by the Lessee in favor of the Owner Trustee, dated the Delivery Date and specifically referring to each Engine, as well as to the Airframe, constituting a part of the Aircraft.

                 (F) A Uniform Commercial Code financing statement or statements covering the security interests created by the Trust Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, and such financing statement or statements shall have been duly filed in all places necessary or desirable within the Commonwealth of Pennsylvania, and a precautionary Uniform Commercial Code financing statement or statements describing the Lease as a lease shall have been executed and delivered by the Owner Trustee and the Lessee, and such financing statements shall have been duly filed in all places necessary or desirable within the State of Texas.

                 (G) Each of the Owner Participant and each ORIGINAL LOAN PARTICIPANT (acting directly or by authorization to their respective special counsel) shall have received the following:

                          (i) a copy of the resolutions of the Board of Directors of the Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of the Lessee, duly authorizing the sale by the Lessee of the Aircraft and the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of each of the Operative Documents to which it is or will be a party and any other documents to be executed and delivered by the Lessee in connection with the transactions contemplated hereby;

                         (ii) a copy of the resolutions of the Board of Directors of the Owner Trustee in its individual capacity certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the execution, delivery and performance by the Owner Trustee, in its individual capacity, of the Trust Agreement, and acting pursuant thereto, as trustee, or in its individual capacity as expressly provided therein, as appropriate, of each of the other Operative Documents to which the Owner Trustee is or will be a party in either such capacity and any other documents to be executed by or on behalf of the Owner Trustee, in its individual capacity or as trustee, as appropriate, in connection with the transactions contemplated hereby;

                    (iii) a copy of the resolutions of the Board of Directors of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee, duly authorizing the execution, delivery and performance by the Indenture Trustee of each of the Operative Documents to which the Indenture Trustee is or will be a party and any other documents to be executed by or on behalf of the Indenture Trustee in connection with the transactions contemplated hereby;

                     (iv) an incumbency certificate of the Lessee as to the person or persons authorized to execute and deliver the Operative Documents to which it is a party and any other documents to be executed on behalf of the Lessee in connection with the transactions contemplated hereby and the signatures of such person or persons;

                      (v) an insurance report of an independent insurance broker and the certificates of insurance, each in form and substance satisfactory to each Participant, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft; and

                     (vi) such other documents and evidence with respect to the Lessee, the Owner Trustee, the Owner Participant or the Indenture Trustee as the Owner Participant or any ORIGINAL LOAN PARTICIPANT, as appropriate, may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the other Operative Documents, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.

                 (H) On the Delivery Date, the following statements shall be correct, and each of the Owner Participant and each ORIGINAL LOAN PARTICIPANT shall have received evidence satisfactory to it to the effect that:

                      (i) the Owner Trustee has good title (subject to filing and recording of the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale and the FAA Bill of Sale with the Federal Aviation Administration) to the Aircraft, free and clear of Liens other than (1) the rights and interests of the Owner Trustee and the Lessee under the Lease and the Lease Supplement covering the Aircraft, (2) the Lien of, and the security interest created by, the Trust Indenture, and the rights of the Indenture Trustee under the Trust Indenture and the Trust Agreement and Indenture Supplement, (3) the beneficial interest of the Owner Participant created by the Trust Agreement and the Trust Agreement and Indenture Supplement covering the Aircraft and
                 (4) other Liens permitted under the Lease;

                     (ii) the Aircraft has been duly certified by the Federal Aviation Administration as to type and airworthiness in accordance with the terms of the Lease;

                    (iii) the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale, the FAA Bill of Sale, the Lease and the Lease Supplement covering the Aircraft, the Trust Agreement, the Trust Indenture and the Trust Agreement and Indenture Supplement covering the Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Federal Aviation Administration pursuant to the Federal Aviation Act; and

                     (iv) application for registration of the Aircraft in the name of the Owner Trustee shall have been duly made with the Federal Aviation Administration and upon such registration the Lessee shall have the authority to operate the Aircraft.

                 (I) On the Delivery Date, the following statements shall be correct: (i) in the case of each of the

         Owner Trustee, the Owner Participant, each ORIGINAL LOAN PARTICIPANT and the Indenture Trustee, the representations and warranties of the parties hereto other than itself are correct as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date), ii) no material adverse change shall have occurred in the financial condition of the Lessee and its consolidated subsidiaries from that shown in the consolidated balance sheet of the Lessee and its consolidated subsidiaries as of March 31, 1992, and iii) no event has occurred and is continuing, or would result from the purchase, sale or lease of the Aircraft, which constitutes an Event of Default or an Event of Loss or would constitute an Event of Default or an Event of Loss but for the requirement that notice be given or time elapse or both.

                 (J) Each of the Owner Participant and each ORIGINAL LOAN PARTICIPANT shall have received opinions addressed to it from Debevoise & Plimpton, special counsel for the Lessee, and from Anne H. McNamara, Esq., Senior Vice President-Administration and General Counsel of the Lessee, substantially in the respective forms set forth in Exhibit V and Exhibit VI hereto.

                 (K) Each of the Owner Participant and each ORIGINAL LOAN PARTICIPANT shall have received opinions addressed to it from Mudge Rose Guthrie Alexander & Ferdon, special counsel for the Owner Trustee, and from Prokop & Prokop, special Pennsylvania counsel for the Owner Trustee, substantially in the respective forms set forth in
         Exhibit VII and Exhibit VIII hereto.

                 (L) Each of the Owner Participant and each ORIGINAL LOAN PARTICIPANT shall have received an opinion addressed to it from Ray, Quinney & Nebeker, special counsel for the Indenture Trustee, substantially in the form set forth in Exhibit IX hereto.

                 (M) The Indenture Trustee and each of the ORIGINAL LOAN PARTICIPANTs shall have received opinions addressed to it from White & Case, special counsel for the Owner Participant, and from Kenneth S. Stewart, Senior Counsel of Southern California Edison Company, substantially in the respective forms set forth in Exhibit X and
         Exhibit XI hereto.

                 (N) Each of the Owner Participant and each ORIGINAL LOAN PARTICIPANT shall have received an opinion addressed to it from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, substantially in the form set forth in Exhibit XII hereto.

                 (O) Each of the Owner Participant and each ORIGINAL LOAN PARTICIPANT shall have received an opinion addressed to it from counsel to the Manufacturer, substantially in the form set forth in
         Exhibit XIII hereto.

                 (P) Each of the Owner Participant and each ORIGINAL LOAN PARTICIPANT shall have received a certificate signed by the chief financial or accounting officer, any Senior Vice President, the Treasurer or any Vice President (or any other Responsible Officer) of the Lessee, dated the Delivery Date, certifying as to the correctness of each of the matters stated in paragraph (I) (except insofar as the same relate to the Owner Trustee, the Indenture Trustee, the LOAN PARTICIPANT or the Owner Participant) of this Section 4.

                 (Q) Each of the ORIGINAL LOAN PARTICIPANTs and the Indenture Trustee shall have received a certificate from the Owner Participant, dated the Delivery Date, signed by the President, any Senior Vice President or any Vice President of the Owner Participant, certifying that no Lessor's Liens attributable to the Owner Participant exist, and further certifying as to the correctness of each of the matters stated in clause (i) of paragraph (I) (insofar as the same relate to the Owner Participant) of this Section 4.

                 (R) The Owner Participant and each ORIGINAL LOAN PARTICIPANT shall have received a certificate from the Owner Trustee, dated the Delivery Date, signed by an authorized officer of the Owner Trustee, certifying that no Lessor's Liens (disregarding for this purpose the proviso to the definition thereof) attributable to the Owner Trustee exist, that Meridian Trust Company has duly delivered to the Office of the Superintendent of the Banking Department of the State of New York an application for qualification under Section 131(3) of the New York Banking Law with respect to its functioning as Owner Trustee under the Trust Agreement, and further certifying as to the correctness of each of the matters stated in clause (i) of paragraph
         (I) (insofar as the same relate to the Owner Trustee in its individual capacity or as Owner Trustee) of this Section 4.

                 (S) The Owner Participant, each ORIGINAL LOAN PARTICIPANT and the Owner Trustee shall have received a certificate from the Indenture Trustee, dated the Delivery Date, signed by an authorized officer of the Indenture Trustee, certifying that no Trustee's Liens exist, and further certifying as to the correctness of each of the matters stated in clause (i) of paragraph (I) (insofar as the same relate to the Indenture Trustee) of this Section 4.
                 (T) The Owner Participant shall have received from White & Case, special counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain federal income tax aspects of the transactions contemplated by the Operative Documents.

                 (U) The Owner Participant shall have received an opinion dated as of the Delivery Date from Aero Economics, Inc. containing its appraisal of the Aircraft; provided that the Lessee makes no representation as to the fair market value, useful life or estimated residual value of the Aircraft, and the Lessee shall not be responsible for, or incur any liabilities as a result of, the contents of such opinion or the appraisal to which it relates.

                 (V) Each ORIGINAL LOAN PARTICIPANT shall have received a letter or certificate from an aircraft appraisal company reasonably satisfactory to each ORIGINAL LOAN PARTICIPANT as to the fair market value, useful life and residual value of the Aircraft as of the Delivery Date.

                 (W) No action or proceeding shall have been instituted nor shall any action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued by any court or governmental agency at the time of the Delivery Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement and the other Operative Documents or the transactions contemplated hereby and thereby.

                 (X) Each ORIGINAL LOAN PARTICIPANT shall have received an opinion, in form and substance satisfactory to it, from Winthrop, Stimson, Putnam & Roberts, special counsel to the LOAN PARTICIPANTs.

                 (Y) The Owner Participant shall have received satisfactory confirmation from the Manufacturer that it will confirm that the Airframe has been manufactured in the United States by a person other than a FSC or a DISC and that no more than 50% of the total purchase price of the Aircraft is attributable to the fair market value of articles which were imported into the United States.

                 (Z) The Owner Participant shall have received a letter from General Electric Company confirming that each Engine has been manufactured in the United States by a person other than a FSC and that no more than 50% of the total fair market value of each Engine is attributable to the fair market value of articles which were imported into the United States.

                 Promptly upon the registration of the Aircraft and the recording of the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale, the FAA Bill of Sale, the Lease (with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Agreement and Indenture Supplement covering the Aircraft attached) and the Trust Indenture (with the Trust Agreement and such Trust Agreement and Indenture Supplement attached) pursuant to the Federal Aviation Act, the Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to the Owner Participant, the LOAN PARTICIPANT, the Owner Trustee, the Indenture Trustee and the Lessee an opinion as to the due registration of the Aircraft, the due recording of such instruments and the lack of filing of any intervening documents with respect to the Aircraft.

                 SECTION 5. Postponement of Delivery Date. (a) In the event that (i) any ORIGINAL LOAN PARTICIPANT shall for any reason fail or refuse to make the full amount of its Commitment for the Aircraft available to the Owner Trustee in accordance with the terms of Section 2 hereof, or (ii) notwithstanding the satisfaction of the conditions set forth in Section 4 (other than the conditions set forth in paragraphs (M), (Q), (V) and (X) thereof), the Owner Participant shall fail or refuse to make the full amount of its Commitment for the Aircraft available to the Owner Trustee in accordance with the terms of Section 2 hereof, the Owner Trustee will forthwith give each party hereto telex or telegraphic notice of such default and the Delivery Date for the Aircraft will be postponed to the fifth succeeding Business Day (and the term "Delivery Date" as used in this Agreement shall mean such postponed "Delivery Date"); provided that such postponed Delivery Date shall not be a date later than June 12, 1992. During such period, the Lessee shall have the right to find another leasing or financial institution to be substituted for the defaulting ORIGINAL LOAN PARTICIPANT or Owner Participant, as the case may be, provided that the institution so substituted shall sign and deliver an agreement, in form and substance satisfactory to the Lessee, by which it will assume the Commitment of the defaulting ORIGINAL LOAN PARTICIPANT or Owner Participant, as the case may be. Upon the execution and delivery of such agreement, the institution so substituted shall become an ORIGINAL LOAN PARTICIPANT or Owner Participant, as the case may be, and shall be deemed substituted for the defaulting ORIGINAL LOAN PARTICIPANT or Owner Participant, as the case may be, for all purposes of this Agreement, the Trust Agreement, the Trust Indenture, the Lease and the other Operative Documents and to have assumed all obligations of the defaulting ORIGINAL LOAN PARTICIPANT or Owner Participant, as the case may be, thereunder which accrue after the date of execution and delivery of such agreement. No action by the Lessee under this Section 5(a) shall be deemed to constitute a waiver or release of any right which the Lessee may have against the defaulting ORIGINAL LOAN PARTICIPANT or Owner Participant, as the case may be. In the event that the Lessee cannot find another institution to be substituted for the defaulting ORIGINAL LOAN PARTICIPANT or Owner Participant, as the case may be, within such five Business Day period, then, in such event (i) the Owner Trustee shall not accept delivery of the Aircraft and (ii) this Agreement, the Trust Agreement, the Trust Indenture, the Lease and the Purchase Agreement Assignment shall terminate and be of no further force or effect except as expressly provided herein or therein.

                 (b) A scheduled Delivery Date for the Aircraft may be postponed from time to time for any reason (but no later than June 12, 1992), other than pursuant to Section 5(a) hereof, if the Lessee gives the Owner Participant, each ORIGINAL LOAN PARTICIPANT, the Indenture Trustee and the Owner Trustee telex, telegraphic, facsimile or telephonic (confirmed in writing) notice of such postponement and notice of the date to which such Delivery Date has been postponed, such notice of postponement to be received by each party no later than 5:30 P.M., New York City time, on the originally scheduled Delivery Date, and the term "Delivery Date" as used in this Agreement shall mean any such postponed "Delivery Date".

                 (c) In the event of any postponement of the Delivery Date pursuant to Section 5(b) hereof, or if on an originally scheduled Delivery Date not postponed as above provided the Aircraft is not delivered or, if delivered, is not accepted by the Owner Trustee for any reason (any such originally scheduled Delivery Date being referred to as the "Scheduled Delivery Date" for the purposes of this Section 5): (i) the Lessee will reimburse each Participant for the loss of the use of its funds occasioned by such postponement or failure to deliver or accept (unless such failure to accept is caused solely by a default by such Participant hereunder) by paying to such Participant on demand interest, if to the Owner Participant, at an interest rate equal to the Base Rate, and, if to any ORIGINAL LOAN PARTICIPANT, at an interest rate equal to 4.8875% per annum, in either case, for the period from and including the Scheduled Delivery Date to but excluding the earlier of the date upon which such funds are returned by the Owner Trustee or the actual date of delivery; provided that the Lessee shall in any event pay to the Owner Participant and such ORIGINAL LOAN PARTICIPANT at least one day's interest at the aforesaid applicable rates on the amount of such funds, unless the Owner Participant or such ORIGINAL LOAN PARTICIPANT, respectively, shall have received, prior to 2:00 P.M., New York City time, on the Business Day preceding the Scheduled Delivery Date, a notice of postponement of the Scheduled Delivery Date pursuant to Section 5(b) hereof, and (ii) the Owner Trustee will return on the fifth Business Day following the Scheduled Delivery Date, or earlier, if so instructed by the Lessee, any funds which it shall have received from any Participant as its Commitment, absent joint instruction from the Lessee and such Participant to retain funds until the specified date of postponement established under Section 5(b).

                 (d) The Owner Trustee agrees that, in the event it has received telephonic notice (to be confirmed promptly in writing) from the Lessee on the Scheduled Delivery Date for the Aircraft that the Aircraft has not been tendered for delivery, or, if so tendered, has not been accepted by the Owner Trustee, it will if instructed in the aforementioned notice from the Lessee (which notice shall specify the securities to be purchased) use reasonable efforts to invest, at the risk of the Lessee (except as provided below), the funds received by it from each Participant in Permitted Investments in accordance with the Lessee's instructions. Any such Permitted Investments purchased by the Owner Trustee upon instructions from the Lessee shall be held in trust by the Owner Trustee (but not as part of the Trust Estate under the Trust Agreement and not as part of the Indenture Estate under the Trust Indenture) for the benefit of the Participant delivering such funds and any net profits on the investment of such funds (including interest), if any, shall be for the account of, and shall on the date the Aircraft is delivered under this Agreement and accepted under the Lease (such date being herein called the "Closing Date"), or on the date such funds are returned to such Participant, as the case may be, be paid over to, the Lessee; provided, that Lessee shall have paid to each Participant the interest that has accrued on the amount of their respective Commitments as determined in accordance with Section 5(c). The Lessee shall pay to the Owner Trustee on the Closing Date the amount of any net loss on the investment of such funds invested at the instruction of the Lessee. If the funds furnished by the Participants with respect to the Aircraft are required to be returned to the Participants, the Lessee shall, on the date on which such funds are so required to be returned, reimburse the Owner Trustee, for the benefit of the Participants, for any net losses incurred on such investments. The Owner Trustee shall not be liable for failure to invest such funds or for any losses incurred on such investments except for its own willful misconduct or gross negligence. In order to obtain funds for the payment of Lessor's Cost for the Aircraft or to return funds furnished by the Participants to the Owner Trustee for the benefit of the Participants with respect to the Aircraft, as the case may be, the Owner Trustee is authorized to sell any Permitted Investments purchased as aforesaid with the funds received by it from the Participants in connection with the Aircraft.

                 (e) Notwithstanding the provisions of this Section 5, no Participant shall be under any obligation to make its Commitment available beyond 5:30 P.M., New York City time, on June 12, 1992.

                 SECTION 6. Extent of Interest of the Holders of Certificates. The Holder of a Certificate shall have no further interest in, or other right with respect to, the Indenture Estate when and if the principal of, Break Amount, if any, and interest on all Certificates held by such Holder and all other sums then due and payable to such Holder hereunder, under the Trust Indenture and under such Certificates shall have been paid in full.

                 SECTION 7. Lessee's Representations, Warranties and Indemnities. (a) In General. The Lessee represents and warrants that:

                 (i) the Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, is an "air carrier" within the meaning of the Federal Aviation Act certificated under Section 401 and 604(b) of the Federal Aviation Act, is a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act and the rules and regulations of the Federal Aviation Administration promulgated thereunder, and has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is a party, and is duly qualified to do business as a foreign corporation in good standing in each state in which it has intrastate routes or has a principal office or a major overhaul facility, and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) is located at Dallas/Fort Worth International Airport, Texas;

                (ii) the execution, delivery and performance by the Lessee of the Operative Documents to which the Lessee is a party have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and do not and will not contravene any law, governmental rule, regulation or order binding on the Lessee or the Certificate of Incorporation or By-Laws of the Lessee or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Lease) upon the property of the Lessee under, any indenture, mortgage, contract or other agreement to which the Lessee is a party or by which it or any of its properties may be bound or affected;

                (iii) neither the execution and delivery by the Lessee of the Operative Documents to which it is a party, nor the consummation of any of the transactions by the Lessee contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the Department of Transportation, the Federal Aviation Administration, or any other Federal, state or foreign governmental authority or agency, other than the registration and filings referred to in Section 7(a)(viii);

                 (iv) this Agreement constitutes, and each other Operative Document to which the Lessee is a party will, when executed, constitute, a legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Lease, as limited by applicable laws which may affect the remedies provided in the Lease, which laws, however, do not make the remedies provided in the Lease inadequate for the practical realization of the rights and benefits provided thereby;

                  (v) there are no pending or, to the knowledge of Lessee, threatened actions or proceedings before any court or administrative agency or arbitrator which individually or in the aggregate would materially adversely affect the consolidated financial condition of the Lessee and its consolidated subsidiaries, taken as a whole, or the ability of the Lessee to perform its obligations under the Operative Documents to which it is a party;

                 (vi) the Lessee and its subsidiaries have filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed and have paid or caused to be paid all taxes shown to be due and payable on such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) on any assessment received by the Lessee or any of its subsidiaries, to the extent that such taxes have become due and payable; the Federal income tax liability, if any, of the Lessee has been determined by the Internal Revenue Service (or the statute of limitations has expired with respect to a redetermination of such liability) and (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) paid for all years prior to and including the fiscal year ended December 31, 1984; the Federal income tax returns of the Lessee for the fiscal years ended December 31, 1985 to December 31, 1991, inclusive, are subject to examination by the Internal Revenue Service;

                (vii) the audited consolidated balance sheet of the Lessee and its subsidiaries as of the end of each of its last three fiscal years, and the related consolidated statements of operations and cash flows for the three fiscal years then ended, fairly present the consolidated financial position of the Lessee and its consolidated subsidiaries as at the end of each such fiscal year and the consolidated results of their operations and cash flows for each such fiscal year in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted in such financial statements); the unaudited consolidated balance sheet of the Lessee and its consolidated subsidiaries as of March 31, 1992, and the related consolidated statement of operations and cash flows for the interim period then ended, fairly present the consolidated financial position of the Lessee and its consolidated subsidiaries as at such date and the consolidated results of their operations and cash flows for the interim period then ended in accordance with generally accepted accounting principles applied on a consistent basis (subject to normal year-end audit adjustments); since March 31, 1992, there has been no material adverse change in such consolidated financial position of the Lessee and its consolidated subsidiaries, taken as a whole;

               (viii) except for the registration of the Aircraft pursuant to the Federal Aviation Act, and except for the filing for recording pursuant to said Act of the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale, the FAA Bill of Sale, the Lease (with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Agreement and Indenture Supplement covering the Aircraft attached), the Trust Agreement and the Trust Indenture (with the Trust Agreement and such Trust Agreement and Indenture Supplement attached), no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable under the laws of the United States of America or any state thereof in order to establish and perfect the Owner Trustee's interest in the Aircraft as against the Lessee and any third parties (other than the filing of a financing statement in respect thereof under
         Article 9 of the Uniform Commercial Code as in effect in the State of Texas), or to perfect the security interest in the Owner Trustee's interest in the Aircraft (with respect to such portion of the Aircraft as is covered by the recording system established by the Federal Aviation Administration pursuant to Section 503(a) of the Federal Aviation Act) and the Lease (to the extent that the Lease does not constitute chattel paper as such term is defined in the Uniform Commercial Code) created under the Trust Indenture in favor of the Indenture Trustee in any applicable jurisdiction in the United States of America (other than the filing of a financing statement in respect of such security interests under Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania;

                (ix) the Lessee is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended;

                 (x) the Lessee is not entering into this Agreement or any transaction contemplated hereby with the assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or of any "plan" (as defined in Section 4975(e)(1) of the Code); and

                (xi) the Lessee is not in default in the performance of any term or condition of the Purchase Agreement.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN, IN THE PURCHASE AGREEMENT ASSIGNMENT, OR IN THE LEASE TO THE CONTRARY, BUT SUBJECT NEVERTHELESS TO THE NEXT SUCCEEDING SENTENCE, EXCEPT

TO THE EXTENT SPECIFICALLY PROVIDED IN THE BILLS OF SALE REFERRED TO IN SECTION 4(E)(ix), LESSEE DOES NOT MAKE NOR SHALL LESSEE BE DEEMED TO HAVE MADE, AND LESSEE HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, WORKMANSHIP, DESIGN, PATENT INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT AS OF THE DELIVERY DATE SOLELY FOR THE PURPOSE OF THE SALE OF THE AIRCRAFT ON THE DELIVERY DATE BY THE LESSEE AS CONTEMPLATED HEREBY. NOTHING CONTAINED IN THIS PARAGRAPH IS INTENDED TO BE, NOR SHALL ANYTHING HEREIN BE CONSTRUED TO LIMIT, OR INTERPRETED TO BE IN DEROGATION OF, THE OBLIGATIONS OF THE LESSEE UNDER THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS TO WHICH THE LESSEE IS A PARTY, INCLUDING, WITHOUT LIMITATION, THE LESSEE'S INDEMNITY OBLIGATIONS HEREUNDER.

                 (b) General Indemnity. (1) Claims Defined. For the purposes of this Section 7(b), "Claims" shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions or suits of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) which may be imposed on, incurred by, suffered by, or asserted against an Indemnitee, as defined herein, and, except as otherwise expressly provided in this Section 7(b), shall include all reasonable out-of-pocket costs, disbursements and expenses (including reasonable out-of-pocket legal fees and expenses) of an Indemnitee in connection therewith or related thereto.

                 (2) Indemnitee Defined. For the purposes of this Section 7(b), "Indemnitee" means the Owner Trustee (in both its individual capacity and as Owner Trustee), the Owner Participant, each ORIGINAL LOAN PARTICIPANT, the Indenture Trustee and their respective successors and permitted assigns, affiliates, directors, trustees, officers, employees, agents and servants (the respective affiliates, directors, trustees, officers, employees, agents and servants of (a) the Owner Trustee (in both its individual capacity and as Owner Trustee) together with the Owner Trustee, (b) the Owner Participant together with the Owner Participant, (c) the Indenture Trustee together with the Indenture Trustee and (d) each LOAN PARTICIPANT together with such LOAN PARTICIPANT being, in each case, referred to herein collectively as the "Related Indemnitee Group" for such party).

                 (3) Claims Indemnified. Subject to the exclusions stated in subsection (4) below, whether or not any of the transactions contemplated hereby shall be consummated, the Lessee agrees to indemnify, protect, defend and hold harmless each Indemnitee (whether or not any such Claim is also indemnified or insured against by any other Person) against Claims in any way resulting from, relating to or arising out of (i) this Agreement, the Lease, the Trust Indenture, the Trust Agreement, any Lease Supplement or Trust Agreement and Indenture Supplement, or any other Operative Document or any sublease or sub-sublease under the Lease or the enforcement of any of the terms of any thereof, or any amendment, modification or waiver in respect thereof or any of the transactions contemplated hereby or thereby, (ii) the manufacture, purchase, acceptance or rejection of the Aircraft under the Purchase Agreement, the Purchase Agreement Assignment or hereunder, (iii) the ownership, delivery, non-delivery, lease, sublease, possession, use, non-use, substitution, airworthiness, state of airworthiness, control, maintenance, repair, operation, registration, reregistration, condition, sale, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), (iv) any breach of, or failure to perform and observe, or any other non-compliance with, any covenant, condition or agreement or other obligation to be performed by Lessee under any of the Operative Documents other than representations and warranties in the Tax Indemnity Agreement, (v) any change in situs of the Trust Estate at the request of Lessee, (vi) the offer, sale or delivery of any Certificates or any interest in the Trust Estate and (vii) the administration of the Trust Estate or the action or inaction of the Owner Trustee under the Trust Agreement. Without limitation of the foregoing, the Lessee agrees (x) to pay the reasonable ongoing fees, and the reasonable ongoing out-of-pocket costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and, to the extent payable as provided in the Trust Indenture, reasonable compensation and expenses of the Indenture Trustee's agents), of the Owner Trustee, the Indenture Trustee and MBI in connection with the transactions contemplated hereby and (y) to pay to the Owner Trustee, the Owner Participant, each LOAN PARTICIPANT and the Indenture Trustee any reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by them in connection with the entering into or giving or withholding of any future amendments or supplements or waivers or consents with respect thereto.

                 (4) Claims Excluded. The following are excluded from the Lessee's agreement to indemnify any Indemnitee under this Section 7(b):

                 (i) Any Claim attributable to acts or events occurring after the earlier of (x) the return of the Aircraft under the Lease in accordance with the terms of the Lease (it being understood that the date of the placement of the Aircraft in storage as provided in
         Section 5(d) of the Lease constitutes the date of return of the Aircraft under the Lease), and (y) except during an exercise of remedies pursuant to Section 15 of the Lease, the expiration or earlier termination of the Lease in accordance with the terms of the Lease under circumstances not requiring the return of the Aircraft, but only to the extent the Lessee has complied with all of its obligations hereunder relating to such expiration or earlier termination;

                (ii) Any Claim attributable to a Tax or a Loss, whether or not Lessee is required to indemnify therefor under Section 7(c) of this Participation Agreement or the Tax Indemnity Agreement;

               (iii) With respect to any particular Indemnitee, any Claim attributable to the gross negligence or willful misconduct of such Indemnitee or any of such Indemnitee's Related Indemnitee Group (other than any gross negligence or willful misconduct imputed as a matter of law to such Indemnitee or any of such Indemnitee's Related Indemnitee Group solely by reason of its status as a party to, or a member of a Related Indemnitee Group of a party to, any of the Operative Documents);

                (iv) Any Claim to the extent attributable to the noncompliance by such Indemnitee or any of such Indemnitee's Related Indemnitee Group with any of the terms of, or any misrepresentation by such Indemnitee contained in, this Participation Agreement or any other Operative Document to which such Indemnitee is a party or any agreement relating hereto or thereto;

                 (v) Any Claim that constitutes a Permitted Lien attributable to such Indemnitee;

               (vi) Any Claim attributable to the offer, sale or disposition (voluntary or involuntary) by or on behalf of such Indemnitee of its interest in any Certificates or in the Trust Estate or the Trust Agreement, or any similar security, other than a transfer by such Indemnitee pursuant to Section 8, 9, 10, 15 or 20 of the Lease or
         Section 2.13 or Article IV of the Trust Indenture arising as a result of an Event of Default under the Lease;

              (vii) Any Claim attributable to a failure on the part of the Indenture Trustee or the Owner Trustee, as the case may be, to distribute in accordance with the Trust Indenture or the Trust Agreement, as the case may be, any amounts received and distributable by it thereunder;

             (viii) Any Claim attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of this Participation Agreement and the other Operative Documents, other than such as have been requested or consented to in writing by the Lessee, or such that occur as a result of an Event of Default that shall have occurred and is continuing, or such as are required or contemplated by (and, if contemplated by, in compliance with) the provisions of the Operative Documents in order to give effect thereto;

               (ix) Any Claim attributable to an Indenture Default that does not also constitute an Event of Default under the Lease;


                (x) Any Claim that would not have arisen but for the appointment of a successor or an additional Owner Trustee in violation of the provisions hereof or of the Trust Agreement;

               (xi) Any Claim that relates to a cost, fee or expense payable by a Person other than Lessee pursuant to Section 9(a) or any other provision of this Agreement or any other Operative Document, other than any thereof to the extent Lessee is liable therefor in the event such Person fails to pay the same.

               (xii) Any ordinary and usual operating or overhead expense that such Indemnitee would have incurred regardless of the existence of a Claim indemnified by Lessee hereunder other than such expenses caused directly by the occurrence of an Event of Default;

              (xiii) Any Claim to the extent that such Claim relates to amounts payable by the Owner Trustee to the Indenture Trustee in respect of the Break Amount, if any, payable with respect to the Certificates as a result of a (x) purchase of the Certificates pursuant to Section 2.13 of the Trust Indenture or (y) an Indenture Default that does not also constitute an Event of Default;

               (xiv) Any Claim attributable to the Owner Participant's failure to be a "citizen of the United States" (within the meaning of Section 101(16) of the Federal Aviation Act and the rules and regulations of the Federal Aviation Administration thereunder) if the Owner Participant is then required to be such a citizen hereunder; and

                (xv) With respect to any particular Indemnitee, any Claim arising by reason of a violation attributable to such Indemnitee or a member of its Related Indemnitee Group of Section 406 of ERISA or
         Section 4975 of the Code.

                 (5) Insured Claims. In the case of any Claim indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by the Lessee pursuant to Section 11 of the Lease, so long as no Event of Default under the Lease shall have occurred and be continuing, each Indemnitee agrees to cooperate, at the Lessee's expense, with the insurers in the exercise of such insurers' rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim, provided that an Indemnitee shall not be required to so cooperate to the extent that such cooperation would involve a significant risk of the imposition of criminal liability on such Indemnitee.

                 (6) Claims Procedure. An Indemnitee shall promptly notify the Lessee of any Claim as to which indemnification is sought; provided that no delay in notifying the Lessee of any such Claim shall derogate from the Lessee's indemnification obligations hereunder unless the

Lessee is adversely affected thereby. Subject to the rights of insurers under policies of insurance maintained pursuant to Section 11 of the Lease, so long as no Event of Default under the Lease shall have occurred and be continuing, the Lessee shall have the right to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Section 7(b), and the Indemnitee shall cooperate with all reasonable requests of the Lessee in con-nection therewith, provided that an Indemnitee shall not be required to so cooperate to the extent that such cooperation would involve a significant risk of the imposition of criminal liability on such Indemnitee; and provided, further, that Lessee shall not have the ability to compromise any Claim with respect to any Indemnitee to the extent that such Claim involves the imposition of criminal liability on such Indemnitee. Where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Lessee or such insurers; provided, however, that if (i) in the written opinion of counsel to such Indemnitee an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) such Indemnitee has been indicted or otherwise charged in a criminal complaint and such Indemnitee informs the Lessee that such Indemnitee desires to be represented by separate counsel, the reasonable fees and expenses of any such separate counsel shall be borne by the Lessee. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Lessee pursuant to the preceding provisions; provided that such party's participation does not, in the written opinion of counsel appointed by the Lessee or its insurers to conduct such proceedings, materially interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 7(b). Notwithstanding anything to the contrary contained herein, the Lessee shall not under any circumstances be liable for the reasonable fees and expenses of more than one counsel for all Indemnitees, except in the case specified in the proviso to the third sentence of this paragraph (6).

                 (7) Subrogation. To the extent that a Claim indemnified by the Lessee under this Section 7(b) is in fact paid in full by the Lessee and/or an insurer under a policy of insurance maintained by the Lessee pursuant to Section 11 of the Lease, the Lessee and/or such insurer, as the case may be, shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim, except that Lessee shall not be subrogated to any rights or remedies (a) that the Owner Trustee may have against the Owner Participant under Section 7.01 of the Trust Agreement in any case where the Owner Participant, if it had paid the Owner Trustee under Section 7.01 of the Trust Agreement, would have had a right to be indemnified by Lessee under this Section 7(b) or (b) that the Indenture Trustee may have against the Owner Trustee under Sec- tion 7.01 of the Trust Indenture in any case where the Owner Trustee, if it had paid the Indenture Trustee under Section 7.01 of the Trust Indenture, would have had a right to be indemnified by Lessee under this Section 7(b). Should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by the Lessee hereunder, it shall promptly pay the amount refunded (but not an amount in excess of the amount the Lessee or any of its insurers has paid in respect of such Claim) to the Lessee.

                 (8) No Guaranty. Nothing set forth in this Section 7(b) shall constitute a guarantee by the Lessee that the Aircraft shall have any particular useful life or residual value or a guarantee to the Indenture Trustee or any LOAN PARTICIPANT or holder of the Certificates that the Certificates will be paid.

                 (9) Waiver of Certain Claims. In the event of any loss, destruction or damage to the Aircraft or other property of Lessee or any personal injury to Lessee's employees resulting from the use or operation of the Aircraft by the Lessee or any sublessee or other user during the Term, the Lessee hereby waives, to the extent permitted by applicable law, any Claim against Lessor, the Owner Participant or any LOAN PARTICIPANT in respect of such loss, destruction, damage or injury to the extent such Claim involves a cause of action against Lessor, the Owner Participant or the LOAN PARTICIPANT based solely on the ownership or interest of Lessor, the Owner Participant or any LOAN PARTICIPANT, as the case may be, in the Aircraft. Nothing contained in the preceding sentence shall be interpreted to be in derogation of the obligation of Lessor, the Owner Participant or any LOAN PARTICIPANT under any of this Agreement, the Lease or the other Operative Documents to which Lessor, the Owner Participant or any LOAN PARTICIPANT is a party.

                 (c) General Tax Indemnity. (1) General. In the event that the Lessee is required to deduct or withhold from any payment of Basic Rent any Tax imposed by any taxing authority or governmental subdivision of any foreign country for which the Lessee is obligated to indemnify the Owner Participant pursuant to the following provisions of this Section 7(c), then the Lessee shall pay to the Owner Participant an additional amount such that the net amount of Basic Rent actually received by the Owner Participant will equal the amount that would have been received had such Tax not been deducted or withheld. The Lessee hereby agrees to indemnify and keep harmless each Tax Indemnitee from and against any and all license and documentation fees and all taxes, levies, duties, charges or withholdings, whether now existing or hereafter adopted, together with any penalties, fines or interest thereon or other additions thereto (hereinafter collectively called "Taxes" and individually called a "Tax") that may be imposed on or payable by any Tax Indemnitee, the Lessee, any sublessee, sub-sublessee or other user of the Aircraft, the Airframe or any Engine, or any Affiliate of any such user, or imposed on the Aircraft, the Airframe, any Engine or any Part, by any Federal, state or local government or taxing authority in the United States or any territory or possession thereof, or by any taxing authority or governmental subdivision of any foreign country or any international authority, upon or with respect to: (A) the Aircraft, the Airframe, any Engine or any Part or any interest therein; (B) the purchase, acceptance, rejection, delivery, nondelivery, transport, location, insurance, registration, assembly, possession, maintenance, abandonment, storage, modification, transfer of title, acquisition, ownership, delivery, lease, sublease, financing, possession, use, operation, construction, manufacture, repair, sale, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part or any interest therein; (C) any amount payable under any Operative Document; (D) any or all of the Operative Documents, or the issuance of the Certificates (or the refinancing thereof) or any interest therein or any other documents contemplated hereby or thereby and any amendments and supplements thereto, (E) any change in the Owner Trustee made pursuant to Article IX of the Trust Agreement or the situs of the Trust Estate made pursuant to Section 9 of this Agreement,

(F) the property, or the income, earnings, receipts or other proceeds received with respect to the property, held by the Indenture Trustee under the Trust Indenture or (G) otherwise with respect to the transactions contemplated by the Operative Documents.

                 (2) Certain Exceptions. The provisions of Section 7(c)(1) shall not apply to, and the Lessee shall have no indemnity liability to any Tax Indemnitee under Section 7(c)(1) with respect to:

                 (A) Taxes on, based on, measured by or with respect to net or gross income (including minimum taxes and taxes on items of tax preference), capital, net worth, net or gross receipts, franchises or conduct of business (except for sales or use Taxes) of the Owner Participant imposed by (x) the Federal government of the United States, (y) any state or local government or other taxing authority in the United States or any territory or possession thereof unless such Taxes would have been imposed had the use or operation of the Aircraft or the activities of the Lessee been the sole connection between the Owner Participant and the jurisdiction of such government or taxing authority and (z) any taxing authority or governmental subdivision of any foreign country or any international authority unless such Taxes would have been imposed had the use, operation or registration of the Aircraft or the activities of the Lessee been the sole connection between the Owner Participant and the jurisdiction of such taxing authority or governmental subdivision;

                 (B) Taxes on, based on, measured by or with respect to net or gross income (including minimum taxes and taxes on items of tax preference), capital, net worth, net or gross receipts, franchises or conduct of business (except for sales or use taxes) of any LOAN PARTICIPANT or any related Tax Indemnitee by (x) the Federal government of the United States or (y) any state or local government or taxing authority in the United States or any territory or possession thereof or any taxing authority or governmental subdivision of any foreign country or any international authority except to the extent that such Taxes would have been due had the transactions contemplated by the Operative Documents been the sole connection between the jurisdiction imposing such Taxes and such LOAN PARTICIPANT,provided that there shall not be excluded under clause (x) or

         (y) of this subparagraph (B) Taxes to the extent imposed by reason of such LOAN PARTICIPANT being treated as having a taxable exchange as a result of an assumption by the Lessee of the rights and obligations of the Owner Trustee under the Indenture and the Certificates pursuant to
         Section 2.16 of the Indenture (it being understood that nothing in this paragraph (B) shall impair the right of any LOAN PARTICIPANT to an indemnity pursuant to Section 2.04 of the Indenture);

                 (C) Taxes imposed on any Tax Indemnitee by any Federal, state or local government or taxing authority in the United States or any territory or possession thereof, or by any taxing authority or governmental subdivision of any foreign country or international authority, to the extent attributable to a connection between such Tax Indemnitee and the jurisdiction of such government, taxing authority or governmental subdivision unrelated to the transactions contemplated by the Operative Documents;

                 (D) Taxes imposed on or in connection with any sale, assignment, transfer or other disposition (whether voluntary or involuntary) (other than a transfer pursuant to Section 2.04(i) of the Indenture) (x) by a Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine, any Part or any Operative Document or any Certificate (for the avoidance of doubt, the assumption by the Lessee of the rights and obligations of the Owner Trustee under the Indenture and the Certificates pursuant to Section 2.16 of the Indenture shall not be considered a transfer described in this clause (x)), or (y) of any interest in a Tax Indemnitee, unless such sale, assignment, transfer or disposition results from any exercise by the Owner Trustee or the Indenture Trustee of any of its remedies in connection with an Event of Default that has occurred and is continuing as provided in or permitted by the Lease;

                 (E) Taxes to the extent of the excess of such Taxes over the amount of such Taxes which would have been imposed had there not been a sale, assignment, transfer or other disposition (whether voluntary or involuntary) (x) by a Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine, any Part or any Operative Document or any Certificate (for the avoidance of doubt, the assumption by the Lessee of the rights and obligations of the Owner Trustee under the Indenture and the Certificates pursuant to Section 2.16 of the Indenture shall not be considered a transfer described in this clause (x)), unless such sale, assignment, transfer or disposition results from any exercise by the Owner Trustee or the Indenture Trustee of any of its remedies in connection with an Event of Default that has occurred and is continuing as provided in or permitted by the Lease, or (y) of any interest in a Tax Indemnitee;

                 (F) Taxes to the extent imposed in respect of any period after the earliest to occur of (x) the expiration or earlier termination of the Lease, (y) delivery of possession of the Aircraft to the Owner Trustee or placement in storage of the Aircraft at the request of the Owner Trustee pursuant to Section 5 of the Lease or (z) the discharge in full of the Lessee's obligations to pay Termination Value or Stipulated Loss Value under Section 9 or 10 of the Lease, as the case may be; provided that the exclusion set forth in this subparagraph (F) shall not apply to Taxes to the extent such Taxes relate to events or conditions occurring or matters arising prior to or simultaneously with such time;

                 (G) Taxes imposed on any Tax Indemnitee other than any LOAN PARTICIPANT, the Indenture Trustee or the Indenture Estate that result from the Owner Trustee's engaging on behalf of the Trust Estate in transactions other than those permitted or contemplated by this Agreement and the Lease;

                 (H) Taxes imposed upon the Owner Trustee or the Indenture Trustee that are on, based on, measured by or with respect to any trustee fees for services rendered by the Owner Trustee in its capacity as trustee under the Trust Agreement or by the Indenture Trustee in its capacity as trustee under the Trust Indenture, as the case may be;

                 (I) Taxes for which the Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement or that have
         been included in   Lessor's Cost or Transaction Costs;

                 (J) Taxes imposed on any Tax Indemnitee other than any LOAN PARTICIPANT, the Indenture Trustee or the Indenture Estate in the Indenture Estate that result from the Owner Trustee's engaging on behalf of the Trust Estate in transactions other than those permitted or contemplated by this Agreement and the Lease;

                 (H) Taxes imposed upon the Owner Trustee or the Indenture Trustee that are on, based on, measured by or with respect to any trustee fees for services rendered by the Owner Trustee in its capacity as trustee under the Trust Agreement or by the Indenture Trustee in its capacity as trustee under the Trust Indenture, as the case may be;

                 (I) Taxes for which the Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement or that have
         been included in   Lessor's Cost or Transaction Costs;

                 (J) Taxes imposed on any Tax Indemnitee other than any LOAN PARTICIPANT, the Indenture Trustee or the Indenture Trustee or the

         Indenture Estate in the nature of an intangible or similar tax upon or with respect to the value of the interest of the Owner Participant in the Trust Estate;

                 (K) Taxes in the nature of an intangible or similar tax upon or with respect to the value of the interest of any LOAN PARTICIPANT in any Certificate or the loan evidenced thereby, except to the extent that such Taxes would have been due had the transactions contemplated by the Operative Documents been the sole connection between the jurisdiction imposing such Taxes and such LOAN PARTICIPANT;

                 (L) Taxes imposed on any Tax Indemnitee other than any LOAN PARTICIPANT, the Indenture Trustee or the Indenture Estate by reason of x) the relationship between the Owner Participant and the Owner Trustee or (y) the trust described in the Trust Agreement being taxed as other than a grantor trust;

                 (M) Taxes for so long as such Taxes are being contested in accordance with the provisions of Section 7(c)(6) hereof;

                 (N) Taxes imposed on any Tax Indemnitee (other than any LOAN PARTICIPANT, the Indenture Trustee or the Indenture Estate) that result from a change in the situs of the Trust Estate (other than such a change at the Lessee's request) or the failure of the Owner Participant or Meridian Trust Company to comply with the Lessee's request pursuant to Section 9(d) hereof to move the situs of the Trust Estate to another jurisdiction;

                 (O) Taxes imposed on a Tax Indemnitee other than the Indenture Trustee or the Indenture Estate that would not have been imposed but for any failure of a Tax Indemnitee x) to comply with certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the jurisdiction imposing such Taxes, if such Tax Indemnitee's compliance is required by statute or by regulation of the jurisdiction imposing such Taxes as a precondition to relief or exemption from such Taxes and the Tax Indemnitee was eligible for such relief or exemption or y) to file proper, accurate and timely reports or returns or to avail itself of any applicable extensions or exemptions, unless such failure is a result of the Lessee's failure to provide such Tax Indemnitee with information not otherwise available to such Tax Indemnitee required to complete such reporting requirement;

                 (P) Taxes that would not have been imposed but for an amendment to any Operative Document or any Certificate not consented to by the Lessee in writing;

                 (Q) Taxes that result from (v) in the case of any Tax Indemnitee other than any LOAN PARTICIPANT, the Indenture Trustee or the Indenture Estate, the existence of any Lessor's Lien, w) in the case of any LOAN PARTICIPANT, the Indenture Trustee or the Indenture Estate, the existence of any LOAN PARTICIPANT Lien or Trustee's Lien,
         (x) the willful misconduct or gross negligence of any Tax Indemnitee,
         (y) any act or omission of any Tax Indemnitee that is in violation of any of the terms of the Operative Documents or (z) the inaccuracy or breach of any representation, warranty or covenant contained in any Operative Document or any document furnished in connection therewith
         by any Tax          Indemnitee;

                 (R) Taxes that result from any prohibited transaction, within the meaning of section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of a Certificate other than by the Lessee or any member of Lessee's controlled group (within the meaning of Section 414 of the Code); and

                 (S) Taxes imposed in lieu of or in substitution for any Taxes described in clauses (A) through (R) above.

                 (3) Payment on After-Tax Basis. The Lessee further agrees that, with respect to any payment or indemnity to an Indemnitee under Section 7(b) hereof or a Tax Indemnitee under this Section 7(c), the Lessee's indemnity obligations shall include any amount necessary to hold such Indemnitee or Tax Indemnitee harmless on an after-tax basis from all Taxes required to be paid by such Indemnitee or Tax Indemnitee with respect to such payment or indemnity (including any payments under this Section 7(c)(3)) under the laws of any Federal, state or local government or taxing authority in the United States or any territory or possession thereof or under the laws of any taxing authority or governmental subdivision of any foreign country or any international authority.

                 (4) Tax Benefit Payback. If any Indemnitee or Tax Indemnitee shall realize a tax benefit as a result of any Claims or Taxes paid or indemnified against by the Lessee under Section 7(b) hereof or this Section 7(c) (whether by way of deduction, credit, allocation or apportionment of income or otherwise), such Indemnitee or Tax Indemnitee shall pay to the Lessee an amount which, after subtraction of any further tax savings such Indemnitee or Tax Indemnitee realizes as a result of the payment thereof, is equal to the amount of such tax benefit. Each Indemnitee and Tax Indemnitee shall in good faith use diligence in filing its tax returns and in dealing with taxing authorities (x) to seek and claim any such tax benefit or any refund of any Taxes payable or indemnifiable by the Lessee hereunder (provided that no LOAN PARTICIPANT shall have any obligation to claim any credit or any deduction in priority to any other claims, reliefs, credits or deductions available to it) and (y) to minimize the Taxes payable or indemnifiable by the Lessee hereunder.

                 (5) Payment. Any amount payable to any Tax Indemnitee pursuant to this Section 7(c) shall be paid within 30 days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the Taxes which are the subject of and basis for such indemnity and the computation of the amount so payable, but not prior to the latest of (A) the payment of such Taxes, (B) in the case of amounts for which verification has been requested pursuant to Section 7(c)(10), 30 days after completion of the verification or (C) in the case of amounts which are being contested, the time such contest (including all judicial appeals, if any) is finally resolved. Upon the written request of an appropriate Tax Indemnitee, the Lessee shall furnish such Tax Indemnitee the original or a certified copy of a receipt (if any is available to the Lessee) for the Lessee's payment of any Tax that is subject to indemnification pursuant to this Section 7(c), or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee (and available to the Lessee).

                 (6) Contests; Refunds. If written claim is made against any Tax Indemnitee for any Taxes that the Lessee is required to indemnify against pursuant to this Section 7(c), such Tax Indemnitee shall promptly notify the Lessee in writing. If requested by the Lessee in writing, such Tax Indemnitee shall in good faith diligently contest (including pursuing all judicial appeals, but not to the United States Supreme Court) in the name of such Tax Indemnitee or, (i) if permitted by law, (ii) if the Tax to be contested does not involve issues with respect to which the Lessee would not be required to indemnify the Owner Participant hereunder that cannot be severed from all issues with respect to which the Lessee would be required to indemnify the Owner Participant hereunder and (iii) if so requested in writing by the Lessee, contest in the name of the Lessee (or permit the Lessee, if requested by the Lessee, except as otherwise provided below, to contest in the name of the Lessee or such Tax Indemnitee) at the Lessee's direction, except as otherwise provided below, the validity, applicability and amount of such Taxes by (A) resisting payment thereof, (B) not paying the same except under protest, if protest is necessary and proper, or (C) if payment shall be made, seeking a refund thereof in appropriate administrative and judicial proceedings; provided that (x) prior to taking such action the Lessee shall have agreed to pay such Tax Indemnitee, and shall pay on demand, all reasonable out-of-pocket costs and expenses that such Tax Indemnitee may incur in connection with contesting such claim, including, without limitation, all reasonable out-of-pocket legal and accounting fees and disbursements, (y) if such contest is to be initiated by the payment of, and the claiming of a refund for, such Taxes, then notwithstanding Section 7(c)(5), the Lessee shall provide such Tax Indemnitee with sufficient funds on an interest-free basis and with no additional net after-tax cost to such Tax Indemnitee to make such payment and (z) such proceedings do not involve any material danger of the forfeiture or loss of the Aircraft, unless the Lessee shall have agreed to provide security therefor reasonably satisfactory to such Tax Indemnitee. In the case of a contest of income taxes of a Tax Indemnitee involving issues with respect to which the Lessee would not be required to indemnify such Tax Indemnitee hereunder that cannot be severed from all issues with respect to which the Lessee would be required to indemnify such Tax Indemnitee hereunder, (I) such Tax Indemnitee may in its sole discretion select the forum for such contest and determine the manner in which such contest shall be conducted, provided that such Tax Indemnitee shall afford the Lessee and its counsel a reasonable opportunity to discuss with such Tax Indemnitee the Lessee's interests with respect to such contest and (II) the following conditions shall apply in addition to the conditions contained in clauses (x) through (z) above: (1) no contest will be required in a judicial proceeding unless the Lessee shall have provided such Tax Indemnitee with an opinion of tax counsel selected by the Lessee and reasonably acceptable to such Tax Indemnitee (it being agreed that Lessee's internal tax counsel will be reasonably acceptable to such Tax Indemnitee) that a Realistic Possibility of Success exists for such contest and (2) no Event of Default of the type specified in Section 14(a) (but only insofar as Section 14(a) relates to payments of Basic Rent or Supplemental Rent not then in dispute), (f), (g), (h) or (i) of the Lease shall have occurred and be continuing, unless the Lessee shall have provided security reasonably acceptable to such Tax Indemnitee for the amount of the Tax being contested and for the amount of all reasonable out-of-pocket costs and expenses that such Tax Indemnitee may incur in connection with the contest of such claim. Any Tax Indemnitee may elect not to contest pursuant to this Section 7(c)(6), or to settle any contest, but such election shall constitute a waiver by such Tax Indemnitee of any right to indemnification pursuant to this Section 7(c) with respect to the claim which was the subject of such proposed contest and, if the Lessee has theretofore provided such Tax Indemnitee with funds to pay such amount, such Tax Indemnitee shall promptly repay such funds, together with interest on the amount of such funds from the date the Lessee provided such funds to such Tax Indemnitee to the date of repayment pursuant to this sentence at the rate that would have been payable by the relevant taxing authority if such contest had resulted in a refund.

                 If any Tax Indemnitee shall obtain a refund of all or any part of any Taxes that the Lessee shall have paid for such Tax Indemnitee or for which the Lessee shall have reimbursed such Tax Indemnitee, such Tax Indemnitee shall, so long as no Event of Default under Section 14(a) (but only insofar as Section 14(a) relates to payments of Basic Rent or Supplemental Rent not then in dispute), (f), (g), (h) or (i) of the Lease shall have occurred and be continuing, pay to the Lessee an amount which, after subtracting any further tax benefit realized by such Tax Indemnitee as a result of the payment thereof, is equal to the sum of the amount of such refund, plus any interest received on such refund attributable to any Taxes paid by the Lessee to or for such Tax Indemnitee.

                 (7) Reports. In case any report or return is required to be made with respect to any obligation of the

Lessee under this Section 7(c) relating to property Taxes, the Lessee will either make such report or return in such manner as will show the ownership of the Aircraft in the Owner Trustee, or will notify the Owner Trustee of such requirement and make such report or return in such manner as shall be reasonably satisfactory to the Owner Trustee.

                  (8) Forms. Each Tax Indemnitee agrees to furnish from time to time to the Lessee or to such other person as the Lessee may designate, at the Lessee's request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax which the Lessee may be required to indemnify against hereunder, if (x) such reduction or exemption is available to such Tax Indemnitee and (y) the Lessee has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

                  (9) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, the Lessee may require such Tax Indemnitee to agree in writing, in a form reasonably acceptable to the Lessee, to the terms of this Section 7(c) prior to making any payment to such Tax Indemnitee under this Section 7(c).

                 (10) Verification. At the Lessee's request, the amount of any indemnity payment by the Lessee to an Indemnitee or Tax Indemnitee pursuant to this Section 7 or any payment by an Indemnitee or Tax Indemnitee to the Lessee pursuant to this Section 7 shall be verified and certified by a nationally recognized firm of independent public accountants selected by the Lessee and reasonably acceptable to such Indemnitee or Tax Indemnitee, provided that, in the case of any LOAN PARTICIPANT, the amount of any payment by such LOAN PARTICIPANT to the Lessee pursuant to this Section 7 shall be verified and certified by the independent public accounting firm that audits the financial statements of such LOAN PARTICIPANT. The fee of such independent public accounting firm shall be paid by the Lessee unless such verification shall disclose an error in such Indemnitee's or Tax Indemnitee's favor exceeding the lesser of (A) 5% of the amount of such payment determined by such Indemnitee or Tax Indemnitee and (B) $50,000, in which case such fee shall be paid by such Indemnitee or Tax Indemnitee.

                 (11) Definition. For purposes of this Section 7(c), "Tax Indemnitee" shall mean the Owner Trustee (in its individual capacity and as trustee), the Owner Participant, the Trust Estate, the LOAN PARTICIPANTs, the Indenture Trustee (in its individual capacity and as trustee) and the Indenture Estate, and each reference to a Tax Indemnitee shall include its respective agents, servants, officers, directors, successors and permitted assigns.

                 (12) Application of Payments During Existence of Event of Default. Any amount not paid to the Lessee under this Section 7(c) because an Event of Default shall have occurred and be continuing shall be held by the relevant Indemnitee or Tax Indemnitee as security for the obligations of the Lessee under the Operative Documents and, if the Lessor declares the Lease to be in default pursuant to Section 15 thereof, applied against the Lessee's obligations under the Operative Documents as and when due, provided that no such amount shall be held as security for more than 180 days unless the Lessor or the Indenture Trustee shall be precluded by law or court order from exercising remedies under Section 15 of the Lease; provided, further, that any amount so held as security shall, until paid to the Lessee pursuant to this
Section 7(c) or applied against the Lessee's obligations as provided herein, be invested in Permitted Investments by such Indemnitee or Tax Indemnitee as directed in writing by the Lessee with any gain or loss from such investment for the Lessee's account. At such time as there shall not be continuing any such Event of Default or such 180-day period shall have elapsed, such amount shall be paid to the Lessee to the extent not previously applied in accordance with the preceding sentence.

                 (13) All Tax Obligations in this Section, etc. Notwithstanding any other provision anywhere contained in the Operative Documents, it is agreed that all of the Lessee's obligations with respect to Taxes are set forth in this Section 7(c) and in the Tax Indemnity Agreement and if the Lessee shall be required under any provision of the Operative Documents to pay any other Tax not indemnifiable for by the Lessee under this Section 7(c) or the Tax Indemnity Agreement, the party for or on behalf of whom such Tax is paid by the Lessee shall on an after-tax basis pay to the Lessee on demand an amount equal to the sum of such Tax paid by the Lessee plus interest computed at the Overdue Rate for the period commencing on the date of the payment of such Tax by the Lessee to but excluding the date of the receipt of such amount by the Lessee; provided that nothing in this paragraph 13 shall affect the Lessee's obligations under clause (iii) of the second sentence of Section 3(c) of the Lease.

                 (d) Survival. The representations, warranties, indemnities and agreements of the Lessee provided for in this Section 7 and the Lessee's obligations in this Section 7, and the obligations of any Indemnitee or Tax Indemnitee under this Section 7, shall survive the Owner Participant's making of its Commitment, the delivery of the Aircraft and the expiration or other termination of the Operative Documents.

                 (e)  Payments; Interest.  Any payments made pursuant to this
Section 7 directly to an Indemnitee or a Tax Indemnitee or to the Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in Section 15(c) of this Agreement. To the extent permitted by applicable law, interest at the Overdue Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 7 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

                 (f) Effect of Other Indemnities. The Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, the Lease, the Trust Indenture, the Trust Agreement or any other document or instrument, and the Person seeking indemnification from the Lessee pursuant to any provisions of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

                 (g) Records. The Lessee shall make, or cause to be made, available such records relating to the Aircraft that are regularly maintained by the Lessee in the ordinary course of its business as may be reasonably necessary to enable the Owner Trustee to fulfill its tax return filing obligations.

                 (h) Exercise of Right. The Owner Trustee agrees with the Lessee that it will exercise its rights under Section 2.04(j) of the Trust Indenture solely at the Lessee's request and direction.

                 SECTION 8. Representations, Warranties and Covenants. (a) The Owner Participant represents and warrants that neither it nor any Person authorized by it to act on its behalf has directly or indirectly offered any Certificates or any interest in and to the Trust Estate, the Trust Agreement, or any similar security for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the Securities Act of 1933, as amended, or any applicable state securities law. The Owner Participant represents and warrants that its interest in and to the Trust Estate and the Trust Agreement is being acquired for investment purposes only and not with a present view to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control).

                 (b) The Lessee represents that neither it nor any Person authorized to act on its behalf has (i) directly or indirectly offered any interest in or to the Trust Estate or the Trust Agreement or any similar security to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant and not more than 35 other institutional investors or (ii) directly or indirectly offered the Certificates or any similar security for sale to, or solicited any offer to acquire any of the same from, anyone other than the LOAN PARTICIPANT and not more than 35 other institutional investors.

                 (c) The Owner Trustee represents and warrants, both in its individual capacity and as trustee, that it has not directly or indirectly offered any Certificates or any interest in or to the Trust Estate, the Trust Agreement, or any similar security, for sale to, or solicited any offer to acquire any of the same from, anyone.

                 (d) The Indenture Trustee, in its individual capacity and as Indenture Trustee, represents, warrants and covenants that:

               (i) it is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America, is a

         "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and the rules and regulations of the Federal Aviation Administration thereunder, and will resign as Indenture Trustee promptly after an officer in its corporate trust department obtains actual knowledge that it has ceased to be such a citizen, and has the full corporate power, authority and legal right under the laws of the State of Utah, the laws of the State of New York and the laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of each of the Operative Documents to which it is a party;

              (ii)  the execution, delivery and performance by it of each of
         the Operative Documents to which   it is a party have been duly
         authorized by the Indenture Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

             (iii) each Operative Document to which it is a party, when executed and delivered, will constitute its legal, valid and binding obligation enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general equity principles.

                 (e) The Owner Trustee, in its individual capacity and as Owner Trustee, represents, warrants and covenants that:

               (i) the Owner Trustee, in its individual capacity, is a Pennsylvania trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Pennsylvania has full corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations hereunder and under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full power and authority, as Owner Trustee and/or, to the extent expressly provided herein or therein, in its individual capacity, to enter into and perform its obligations under each of the Operative Documents to which it is a party;

              (ii) the Owner Trustee in its trust capacity and, to the extent expressly provided therein, in its individual capacity, has duly authorized, executed and delivered the Trust Agreement and (assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant) each of the other Operative Documents to which it is a party and the Certificates to be delivered on the Delivery Date for the Aircraft; and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, in its individual capacity, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

             (iii) assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Operative Documents (other than the Trust Agreement) to which it is a party constitutes, or when entered into will constitute, a legal, valid and binding obligation of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general equity principles;

              (iv) neither the execution and delivery by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Operative Documents to which it is or will be a party or the Certificates to be delivered on the Delivery Date for the Aircraft, nor the consummation by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or thereby, nor the compliance by the Owner
         Trustee, in its individual   capacity or as Owner Trustee, as the case
         may be, with any of the terms and provisions hereof and thereof, (A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it, or (B) violates or will violate its certificate of incorporation or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, or results or will result in the creation of any Lien (other than as permitted under the Lease) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or the Commonwealth of Pennsylvania or the State of New York governing the trust powers of the Owner Trustee, or any judgment or order applicable to or binding on it;

               (v) there are no Taxes payable by the Owner Trustee, either in its individual capacity or as Owner Trustee, imposed by the Commonwealth of Pennsylvania or any political subdivision thereof in connection with the execution and delivery by the Owner Trustee in its individual capacity of the Trust Agreement, and, in its individual capacity or as Owner Trustee, as the case may be, of this Agreement, the other Operative Documents to which it is a party or the Certificates; and there are no Taxes payable by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, imposed by the Commonwealth of Pennsylvania or any political subdivision thereof in connection with the acquisition of its interest in the Aircraft (other than franchise or other taxes based on or measured by any fees or compensation received by the Owner Trustee for services rendered in connection with the transactions contemplated hereby);

              (vi) there are no pending or threatened actions or proceedings against the Owner Trustee, either in its individual capacity or as Owner Trustee, before any court or administrative agency which would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under the Trust Agreement, the other Operative Documents to which it is a party or the Certificates;

             (vii) both its chief executive office, and the place where its records concerning the Aircraft and all its interest in, to and under all documents relating to the Trust Estate, are located at 35 North Sixth Street, Reading, Pennsylvania 19601, Attention: Corporate Trust Administration (AA 1992 MF-1) and the Owner Trustee, in its individual capacity, agrees to give the Owner Participant, the Indenture Trustee and the Lessee at least 30 days' prior written notice of any relocation of said chief executive office or said place from its present location;

            (viii) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Commonwealth of Pennsylvania, State of New York or local governmental authority or agency or any United States federal governmental authority or agency regulating the trust powers of the Owner Trustee, in its individual capacity, is required for the execution and delivery of, or the carrying out by, the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement or of any of the transactions contemplated by any other of the Operative Documents to which the Owner Trustee is or will be a party, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

              (ix) on the Delivery Date, the Owner Trustee's right, title and interest in and to the Aircraft shall be free of any Lessor's Liens (disregarding for this purpose the proviso to the definition thereof) attributable to the Owner Trustee in its individual capacity;

               (x) the proceeds received by the Owner Trustee from the Owner Participant pursuant to the Trust Agreement will be administered by it in accordance with Article IV of the Trust Agreement; and

              (xi) it is a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act and the rules and regulations of the Federal Aviation Administration thereunder (without making use of a voting trust agreement or a voting powers agreement).

              (f)  The Owner Participant represents and warrants that:

              (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of the State of California and has the corporate power and authority to carry on its present business and operations, to own or lease its properties and to enter into and perform its obligations under this Agreement, the Tax Indemnity Agreement, the Rent Schedule and the Trust Agreement, and each of this Agreement, the Tax Indemnity Agreement, the Rent Schedule and the Trust Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

             (ii) the execution and delivery by the Owner Participant of this Agreement, the Tax Indemnity Agreement, the Rent Schedule and the Trust Agreement and compliance by it with all of the provisions thereof do not and will not contravene any United States Federal or state law applicable to or binding on the Owner Participant (it being understood that no representation or warranty is being made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to financing or the citizenship requirements of the Owner Participant under the Federal Aviation Act and the rules and regulations thereunder) or any order of any court or governmental authority or agency applicable to or binding on it or contravene the provisions of, or constitute a default under, its articles of incorporation or by-laws or any indenture, mortgage, contract or any agreement or instrument to which it is a party or by which it or any of its property may be bound or affected;

            (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Federal Aviation Act or the regulations promulgated thereunder) is required for the due execution, delivery or performance by it of this Agreement, the Tax Indemnity Agreement, the Rent Schedule and the Trust Agreement;

             (iv) the Trust Estate is free of Lessor's Liens (disregarding for this purpose the proviso to the definition thereof) attributable to it;

              (v)  it is a "citizen of the United States" as defined in
         Section 101 of the Federal Aviation Act (without making use of a voting trust agreement or a voting powers agreement);

             (vi) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings before any court or administrative agency which, if determined adversely to the Owner Participant, would materially adversely affect its financial condition or its ability to perform its obligations under this Agreement, the Tax Indemnity Agreement, the Rent Schedule or the Trust Agreement; and

            (vii) no part of the funds to be used by it to make its investment pursuant to Section 1 constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or of any "plan" (as defined in Section 4975(e)(1) of the Code).

              (g) Each LOAN PARTICIPANT represents, warrants and covenants that:

              (i) the Certificates to be issued to it pursuant to the Trust Indenture are being acquired by it for its own account and for investment and are not being acquired with a view to any resale or distribution thereof, provided that such representation shall in no way limit such ORIGINAL LOAN PARTICIPANT'S right to sell, assign, pledge, or otherwise transfer or grant participations in all or any portion of such Certificates in accordance with all the terms and conditions of Sections 8(h) and 8(i) hereof, such ORIGINAL LOAN PARTICIPANT hereby agreeing that (x) any such sale, assignment, pledge, transfer or grant of participation shall be made in accordance with all applicable laws, including without limitation the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and any other applicable laws relating to the transfer of similar interests and (y) no such sale, assignment, pledge, transfer or grant of participation shall be made under circumstances that require registration under such Securities
         Act or qualification of an indenture under such Trust Indenture Act;
         and

             (ii) no part of the funds to be used by it to make its investment pursuant to Section 1 constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or of any "plan" (as defined in Section 4975(e) of the Code).

              (h)  Except to the extent provided in Section 8(i) hereof and
Section 2.13 of the Trust Indenture, each LOAN PARTICIPANT agrees that it will not sell, assign, pledge or otherwise transfer all or any portion of any Certificate or the indebtedness evidenced thereby without the prior written consent of the Lessee, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each LOAN PARTICIPANT may sell, assign, pledge or otherwise transfer all or any portion of any of its Certificates or the indebtedness evidenced thereby to a Permitted Transferee without such consent at any time (i) from the Delivery Date until December 31, 1992 and (ii) after May 31, 1995, provided that such sale, assignment, pledge or transfer is made in accordance with all applicable laws and such LOAN PARTICIPANT and such Permitted Transferee shall have executed and delivered a transfer agreement in the form attached as Exhibit XIV hereto, and provided, further, that no LOAN PARTICIPANT may grant participations in any Loan Certificate or Certificates other than an ORIGINAL LOAN PARTICIPANT or any Initial Transferee, which grant shall be made in accordance with Section 8(i). Each LOAN PARTICIPANT hereby agrees that (x) any such sale, assignment, pledge, transfer or grant of participation shall be made in accordance with this Section 8(h) or Section 8(i), as the case may be, and with all applicable laws, including without limitation the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and any other applicable laws relating to the transfer of similar interests and (y) no such sale, assignment, pledge, transfer or grant of participation shall be made under circumstances that require registration under such Securities Act or qualification of an indenture under such Trust Indenture Act.

              (i) Each ORIGINAL LOAN PARTICIPANT and each Initial Transferee (as defined in the Trust Indenture) agrees that it will not grant participations (including, without limitation, "risk participations") in or to all or a portion of its rights and obligations in respect of the Certificates and any amounts from time to time payable to it in respect thereof, unless (A) notwithstanding any such participation, (i) such ORIGINAL LOAN PARTICIPANT'S or Initial Transferee's, as applicable, obligations under the Operative Documents shall remain unchanged, (ii) such ORIGINAL LOAN PARTICIPANT or Initial Transferee, as applicable, shall remain solely responsible to the other parties to the Operative Documents for the performance of such obligations and (iii) such ORIGINAL LOAN PARTICIPANT or Initial Transferee, as applicable, shall remain the Holder of the Certificates, and the other parties to the Operative Documents shall continue to deal solely and directly with such ORIGINAL LOAN PARTICIPANT or Initial Transferee, as applicable, in connection with the Certificates and each LOAN PARTICIPANT'S rights and obligations under the Operative Documents and (B) in the case of each such participation, such participation is made in accordance with all applicable laws and is made to a Permitted Transferee. The liability of the Owner Trustee in respect of increased costs, Break Amount and withholding taxes under Section 2.04, 2.17 or 2.18 of the Trust Indenture shall not, as a result of any participation granted by such ORIGINAL LOAN PARTICIPANT or any Initial Transferee, exceed what would have been its liability thereunder if such ORIGINAL LOAN PARTICIPANT or Initial Transferee, as applicable, had not granted any such participation. Such ORIGINAL LOAN PARTICIPANT and each Initial Transferee may, in connection with any participation or proposed participation pursuant to this Section 8(i), disclose to the participant or proposed participant any information relating to the Operative Documents or to the parties thereto furnished to such ORIGINAL LOAN PARTICIPANT or such Initial Transferee, as applicable, thereunder or in connection therewith and permitted to be disclosed by such ORIGINAL LOAN PARTICIPANT or Initial Transferee, as applicable; provided, however, that prior to any such disclosure that includes any confidential information, the participant or proposed participant shall agree in writing for the benefit of such Owner Participant and the Lessee to preserve the confidentiality of such confidential information included therein.

              (j) If (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision,

(ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to the holder(s) of the Certificates or to the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under Section 16(a)(ii) of this Agreement), to make payment on account of any amount payable as principal, Break Amount, if any, or interest on the Certificates and (iii) any holder(s) of the Certificates or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of (ii) above, then such holder(s) or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(j), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by the holder(s) of the Certificates or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant has not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section 8(j) shall prevent the holder of a Certificate or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Trust Indenture (and any exhibits or annexes thereto) that is expressed as being an obligation of the Owner Participant or the Owner Trustee (in its individual capacity), respectively.

                 SECTION 9. Other Covenants. (a) If the transactions contemplated hereby are consummated, the Owner Participant agrees promptly to pay or, if previously paid by the Lessee, to reimburse the Lessee for, (x) the initial fees of the Owner Trustee and the Indenture Trustee in connection with the transactions contemplated hereby and (y) all the reasonable out-of-pocket costs and expenses incurred by the Indenture Trustee, the Owner Trustee, each ORIGINAL LOAN PARTICIPANT and the Owner Participant in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Operative Documents and any other documents or instruments referred to herein or therein, including, without limitation,

              (i) the reasonable fees, expenses and disbursements of (A) Winthrop, Stimson, Putnam & Roberts, special counsel for the ORIGINAL LOAN PARTICIPANTs, (B) Ray, Quinney & Nebeker, special counsel for the Indenture Trustee, (C) Mudge Rose Guthrie Alexander & Ferdon, special counsel for the Owner Trustee, (D) Prokop & Prokop, special Pennsylvania counsel for the Owner Trustee, and (E) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma;

             (ii) the reasonable fees, expenses and disbursements of White & Case, special counsel for the Owner Participant; and

            (iii) all other reasonable expenses incurred in connection with such actions and transactions, including, without limitation, the commissions and arrangement fees payable in connection with the placement of the Certificates, the fees and expenses of one (but only one) aircraft appraiser in respect of the appraisals referred to in
         Section 4, printing and document production or reproduction expenses, all fees, taxes and other charges payable in connection with the placement of the Certificates and with the recording or filing of the instruments and financing statements described in this Agreement, the initial fees and expenses of Mission (Bermuda) Investments Ltd., a Bermuda corporation ("MBI") and of MBI's Bermuda counsel, the Owner Participant's reasonable travel and other reasonable miscellaneous expenses and the reasonable fees and expenses of Flightplan International, airline advisor for the Owner Participant.

Notwithstanding the foregoing, the Lessee shall pay, in amounts separately agreed, the fees, expenses and disbursements of Debevoise & Plimpton, special counsel for the Lessee and the fees and expenses of Babcock & Brown, the Lessee's financial advisor.

                 Each of the Owner Trustee, the Lessee, the ORIGINAL LOAN PARTICIPANTs and the Indenture Trustee shall promptly submit to the Owner Participant copies of the invoices in respect of the foregoing transaction costs as they are received. The Owner Participant prior to the payment thereof will send copies of any invoices received by it with respect to any of the foregoing fees, expenses and disbursements constituting transaction costs to the Lessee for the Lessee's review and approval.

                 In the event that the transactions contemplated by this Agreement and the agreements referred to herein are not consummated, the Lessee shall bear and pay all costs, expenses and fees referred to above; provided that if the transaction fails to be consummated as a result of failure of the Owner Participant to fulfill its funding obligations or otherwise to close the transaction notwithstanding the satisfaction of the conditions set forth in
Section 4 (other than the conditions set forth in paragraphs (M), (Q), (V) and (X) thereof), then the Owner Participant shall bear and pay its own fees and expenses and those of its counsel (including, without limitation, the fees and expenses of its special counsel, its Bermuda counsel, MBI and its airline advisor) and the Lessee shall pay all other reasonable transaction fees, costs and expenses as aforesaid.

                 (b) The Owner Participant covenants that if (i) at any time during which the Aircraft is registered in the United States, the Owner Participant ceases to be a "citizen of the United States" within the meaning of
Section 101(16) of the Federal Aviation Act and the Aircraft shall or would thereupon become ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act as in effect at such time, and the regulations then applicable thereunder (without regard to any "based and primarily used" provision), or (ii) at any time during which the Aircraft is registered in a jurisdiction other than the United States of America (A) the Lessee proposes to register the Aircraft within four months in the United States and (B) the Owner Participant is not a "citizen of the United States" within the meaning of
Section 101(16) of the Federal Aviation Act and the Aircraft for that reason would be ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act as in effect at such time and the regulations then applicable thereunder (without regard to any "based and primarily used" provision), then the Owner Participant at its own expense shall promptly (and, in any event, within a period of 30 days) either transfer, pursuant to Article VIII of the Trust Agreement and Section 16(c) hereof, such of its right, title and interest in and to the Trust Agreement, the Trust Estate, and this Agreement, or take such other action, as may be necessary to prevent any deregistration of the Aircraft or to make possible its registration in the United States of America, as the case may be, and in each case to prevent the Lessee and the LOAN

PARTICIPANT from being adversely affected as a result thereof.

                 (c) Meridian Trust Company represents and warrants that it is a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act and the rules and regulations of the Federal Aviation Administration thereunder (without making use of a voting trust agreement or a voting powers agreement). The Owner Trustee in its individual capacity covenants that, if at any time it shall cease to be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act, it will resign immediately as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act, or the law of the current jurisdiction of the registry of the Aircraft, as the case may be, as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship (in its individual capacity) would have any adverse effect on the Lessee, the Owner Participant or the LOAN PARTICIPANT), effective upon the appointment of a successor Owner Trustee in accordance with the provisions of
Section 9.01 of the Trust Agreement. The Owner Trustee in its individual capacity hereby unconditionally agrees with and for the benefit of the parties to this Agreement that the Owner Trustee in its individual capacity will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or against any part of the Trust Estate, the Indenture Estate or the Aircraft arising out of any act or omission of or claim against the Owner Trustee in its individual capacity, and the Owner Trustee in its individual capacity agrees that it will at its own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full (i) all Lessor's Liens (disregarding for this purpose the proviso to the definition thereof) attributable to the Owner Trustee in its individual capacity and (ii) any other Liens attributable to the Owner Trustee in its individual capacity on any part of the Trust Estate or the Indenture Estate which result from claims against the Owner Trustee in its individual capacity not related to the ownership of the Aircraft, the administration of the Trust Estate or the Indenture Estate or the transactions contemplated by the Operative Documents. The Owner Trustee, in its individual capacity, hereby agrees to indemnify and hold harmless the Lessee, the Indenture Trustee and each Participant from and against any loss, cost or expense (including reasonable legal fees and expenses) which may be suffered or incurred by any of them as the result of the failure of the Owner Trustee to discharge and satisfy any such Lessor's Lien or such other Lien.

                 (d) Each of the Owner Participant and the Owner Trustee hereby agrees (i) with the Lessee, each LOAN PARTICIPANT, and the Indenture Trustee to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it in its respective capacities the noncompliance with which would materially adversely affect any such party, (ii) with the Lessee not to amend, supplement, or otherwise modify any provision of the Trust Agreement in a manner adversely affecting the Lessee without the prior written consent of the Lessee, and (iii) with the Lessee and each LOAN PARTICIPANT, notwithstanding anything to the contrary contained in the Trust Agreement, not to terminate or revoke the trust created by the Trust Agreement without the prior written consent of the Lessee (such consent of the Lessee not to be unreasonably denied), and each LOAN PARTICIPANT (such consents of the LOAN PARTICIPANTs not to be withheld unless the Lien of the Indenture would be adversely affected by such termination or revocation), provided, that (x) the Lessee's consent shall not be required if an Event of Default shall have occurred and be continuing and (y) neither the Lessee's nor any LOAN PARTICIPANT'S consent shall be required if the Owner Trustee shall be in breach of any of its obligations under the Trust Agreement (unless, in the case of the LOAN PARTICIPANTs, the Lien of the Indenture would be adversely affected thereby). Nothing in the next preceding sentence shall impair any right of Meridian Trust Company to resign as the Owner Trustee under Section 9.01 of the Trust Agreement. The Owner Trustee or any successor may resign or be removed by the Owner Participant, a successor Owner Trustee may be appointed, and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement. The Owner Trustee confirms for the benefit of the Lessee that it will comply with the provisions of Article IV of the Trust Agreement. The Owner Participant further agrees not to remove the institution acting as Owner Trustee, and not to replace the institution acting as Owner Trustee in the event that such institution resigns as Owner Trustee, without in either case having obtained the prior written consent of the Lessee (such consent not to be unreasonably denied); provided that the Lessee's consent shall not be required if the Owner Trustee is in breach of any of its obligations under the Trust Agreement or if an

Event of Default or Payment or Bankruptcy Default shall have occurred and be continuing; provided, further, that in any such event a new Owner Trustee selected by the Owner Participant which is a United States citizen within the meaning of Section 101(16) of the Federal Aviation Act and, unless an Event of Default or Payment or Bankruptcy Default shall have occurred and be continuing, is reasonably acceptable to the Lessee, shall be substituted for the Owner Trustee; and provided, further, that the Owner Participant shall not choose a replacement Owner Trustee which, in the good faith opinion of the Lessee, may (or, if an Event of Default or Payment or Bankruptcy Default shall have occurred and be continuing, the Owner Participant shall use its best efforts to select a replacement Owner Trustee which will not) result in additional liability to the Lessee pursuant to Section 7(c) hereof, except in the case of a mandatory or voluntary resignation of the Owner Trustee where the Lessee has not proposed an alternative Owner Trustee that is reasonably satisfactory to the Owner Participant. So long as no Event of Default and no Payment or Bankruptcy Default shall have occurred and be continuing, the Owner Trustee and the Owner Participant agree that no co-trustee or separate trustee shall be appointed during the Term pursuant to Section 9.02 of the Trust Agreement without the Lessee's prior written consent, such consent not to be unreasonably withheld. The Owner Participant agrees that if, at any time, the Lessee certifies that the Lessee has, or in the good faith opinion of the Lessee will, become obligated to pay an amount pursuant to Section 7(c) hereof and the amount that has or will become payable would be reduced or eliminated if the situs of the Trust Estate were changed and if, as a consequence thereof, the Lessee should request that the situs of the trust be moved to another state in the United States of America from the state in which it is then located, the Owner Participant shall direct such change in situs of the Trust Estate as may be specified in writing by the Lessee and the Owner Participant will take whatever action as may be reasonably necessary to accomplish such change. The Indenture Trustee shall execute such documents and take such action as may be necessary to effect such change in the situs of the Trust Estate; provided that the Lien created by the Indenture with respect to the Aircraft shall continue to be perfected and enforceable and the trust, as thus removed, will remain a validly established trust, in each case, to the reasonable satisfaction of the Indenture Trustee and the Owner Trustee, and financing statements (including precautionary statements) shall have been filed in such places as necessary in order to perfect the interests created by the Indenture and Lease.

                 (e) The Owner Participant agrees that, upon the request of the Lessee, the Owner Participant will negotiate promptly in good faith with respect to any arrangements pursuant to which the Trust Indenture may be satisfied and discharged in respect of the Certificates in accordance with
Section 10.01 of the Trust Indenture and the Owner Trustee agrees to act upon the instructions of the Owner Participant in connection therewith. The Owner Trustee agrees that it will not, and the Owner Participant agrees that it will not cause the Owner Trustee to, take any action to effect such a satisfaction and discharge except upon the request of the Lessee made pursuant to this
Section 9(e).

                 (f) Subject to the provisions of Section 9 of the Lease, the Owner Participant agrees that, in the event of the termination of the Lease pursuant to such Section 9, the Owner Participant will pay any fees and commissions of any broker or finder appointed by the Owner Trustee or the Owner Participant, or any fees and commissions payable to the Lessee pursuant to such
Section 9, in connection with the sale of the Aircraft. In addition, the Owner Participant agrees to pay or cause to be paid to the Lessee such amounts as are stated to be payable by the Owner Participant to the Lessee pursuant to Section 9 or 15 of the Lease as a rebate of any Basic Rent theretofore paid under the Lease or pursuant to Section 5(a), 5(d), 5(f), or 12 of the Lease.

                 (g) So long as no Event of Default or Payment or Bankruptcy Default has occurred and is continuing, the Owner Trustee shall promptly pay to the Lessee any amounts received by it (i) from any LOAN PARTICIPANT pursuant to
Section 2.04(h) of the Trust Indenture or (ii) in respect of Break Funding Gain under Section 2.17 of the Trust Indenture (other than any Break Funding Gain payable with respect to the Certificates as a result of (A) any prepayment of the Certificates or purchase of the Certificates pursuant to Section 2.13 of the Trust Indenture or (B) an Indenture Default that does not also constitute an Event of Default, it being agreed that any such Break Funding Gain shall be for the account of the Owner Participant); provided that if any such amount has been so held by the Owner Trustee as security for more than 180 days after such Event of Default or Payment or Bankruptcy Default shall have occurred and during which period (x) the Owner Trustee shall not have been limited by operation of law or otherwise from exercising remedies under the Lease or (y) the Owner Trustee shall not have commenced to exercise any remedy available to it under Section 15 of the Lease, then the Owner Trustee shall promptly pay such amount to the Lessee.

                 (h) The Owner Trustee, in its capacity as Owner Trustee, will not incur any indebtedness for money borrowed, or enter into any business or other activity, except as contemplated hereby and by the other Operative Documents.

                 (i) Each LOAN PARTICIPANT hereby unconditionally agrees to perform its respective obligations under the Trust Indenture (including, without limitation, those contained in Sections 2.04, 2.17 and 2.18 of the Trust Indenture) as though such obligations were fully set forth herein.

                 (j) Each LOAN PARTICIPANT hereby unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any LOAN PARTICIPANT Liens on or against any part of the Trust Estate, the Indenture Estate or the Aircraft arising out of any act or omission of or claim against such LOAN PARTICIPANT, and such LOAN PARTICIPANT agrees that it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge and satisfy in full any such LOAN PARTICIPANT Lien.

                 (k) The Indenture Trustee, in its individual capacity, hereby unconditionally agrees with and for the benefit of the parties to this Agreement that the Indenture Trustee will not directly or indirectly create, incur, assume or suffer to exist any Liens on or against any part of the Trust Estate, the Indenture Estate or the Aircraft arising out of any act or omission of or claim against the Indenture Trustee, in its individual capacity, and the Indenture Trustee, in its individual capacity, agrees that it will at its own cost and expense promptly take such action as may be necessary duly to discharge and satisfy in full (i) all such Liens attributable to the Indenture Trustee and (ii) any other liens or encumbrances attributable to the Indenture Trustee, in its individual capacity, on any part of the Trust Estate or the Indenture Estate which result from claims against the Indenture Trustee, in its individual capacity, not related to the administration of the Indenture Estate. The Indenture Trustee hereby agrees to indemnify and hold harmless the Lessee, the Owner Trustee and each Participant from and against any loss, cost or expense (including reasonable legal fees and expenses) which may be suffered or incurred by any of them as the result of the failure of the Indenture Trustee to discharge and satisfy any such Lien or other lien or encumbrance.

                 (l) The Owner Trustee agrees that any profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of any Permitted Investment made by the Indenture Trustee pursuant to Section 3.07(b) of the Trust Indenture, and paid to the Lessee on behalf of the Owner Trustee by the Indenture Trustee in accordance with the terms of such
Section 3.07(b), shall be entirely for the account of, and the sole property of, the Lessee who, for such purposes, shall not be deemed to be acting as agent of the Owner Trustee, and the Lessee shall have no obligation to pay over such income, interest, dividend or gain to the Owner Trustee.

                 (m) The Lessee hereby agrees, for the benefit of the Owner Participant, that the Lessee shall cause the Aircraft to be registered pursuant to Section 7(a)(i) of the Lease under the laws of any foreign jurisdiction only with the prior written consent of the Owner Participant, such consent not to be unreasonably denied; provided, that if the Owner Participant shall have consented to such registration, then the Owner Participant agrees to cooperate with the Lessee in effecting any such foreign registration. At any time during which the Aircraft is registered in a jurisdiction other than the United States, the Lessee may cause the Aircraft to be registered under the laws of the United States and the Owner Participant agrees to cooperate with the Lessee in effecting such registration. Lessee shall pay all reasonable fees and expenses (including the fees and expenses of professional advisors) of the Owner Participant and Lessor in connection with any reregistration or the obtaining of any consent pursuant to this Section.

                 (n) Each LOAN PARTICIPANT hereby agrees, for the benefit of the Lessee, to cooperate with the Lessee in effecting any foreign registration of the Aircraft pursuant to Section 7(a)(i) of the Lease; provided that prior to any such change in the country of registry of the Aircraft the following conditions are met: (i) such LOAN PARTICIPANT shall have received a legal opinion from counsel and in form and substance reasonably satisfactory to it to the effect that: (A) after giving effect to such change in registration, the Lien on the Aircraft and the other property included in the Indenture Estate shall continue as a valid and duly perfected lien and that all filing, recording or other action necessary to perfect and protect the Lien of the Indenture has been accomplished (or if such opinion cannot be given at the time by which the LOAN PARTICIPANT has been requested to consent to a change in registration, (x) the opinion shall detail what filing, recording or other action is necessary and (y) such LOAN PARTICIPANT shall have received a certificate from the Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to such LOAN PARTICIPANT on or prior to the effective date of such change in registration);
(B) the terms of the Lease and the Trust Indenture being legal, valid and binding and enforceable in such jurisdiction (subject to customary exceptions); and (C) there are no requirements that the Owner Participant and/or the Owner Trustee must meet to maintain the registration of the Aircraft and the validity and perfection of the Lien of the Trust Indenture under the laws of such jurisdiction (or, if such opinion cannot be given, such opinion shall detail such requirements); (ii) such LOAN PARTICIPANT shall have received assurances reasonably satisfactory to it (x) that the insurance provisions of the Lease will have been complied with after giving effect to such change in registration and (y) as to the Owner Participant's and the Owner Trustee's agreement to meet the requirements, if any, referred to in Section 9(n)(i)(C) above or, if such requirements can be met by the Lessee, the Lessee's agreement to do so; and
(iii) the Lessee shall have paid or made provision satisfactory to such LOAN PARTICIPANT for the payment of all expenses of such LOAN PARTICIPANT and the Indenture Trustee in connection with such change in registration.

                 SECTION 10. Other Documents. Each Participant agrees to comply with all of the terms of the Trust Agreement, the Lease and the Trust Indenture (as the same may hereafter be amended from time to time in accordance with the terms thereof) applicable to it. The Lessee hereby consents in all respects to the execution and delivery of the Trust Indenture and the Trust Agreement and agrees to comply with all of the terms of each thereof applicable to it, and the Lessee acknowledges receipt of an executed counterpart of the Trust Indenture and the Trust Agreement. The Owner Trustee and the Indenture Trustee shall not amend, modify or supplement the Trust Indenture except in accordance with Article IX thereof. The Owner Participant, the Owner Trustee, the LOAN PARTICIPANTs, the Lessee and the Indenture Trustee hereby agree that Section 9.01 of the Trust Indenture is hereby incorporated by reference herein. Further, in exercising any right under the Trust Indenture, the Owner Participant agrees to be bound by the provisions thereof and, without limiting the generality of the foregoing, the Owner Participant expressly consents and agrees to the provisions of Sections 2.13, 4.02, 4.03, 5.02, 6.10, 9.01, 10.04 and 10.05 of
the Trust Indenture. The Indenture Trustee and the Owner Trustee agree to promptly furnish to the Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which the Lessee is not a party.

                 SECTION 11. Conditions Precedent to the Lessee's Obligations.
(a) The Lessee's obligation to sell the Aircraft to the Owner Trustee and lease the Aircraft on the Delivery Date is subject to the fulfillment to the satisfaction of, or waiver by, the Lessee prior to or on the Delivery Date of the following conditions precedent, which fulfillment to the satisfaction of, or such waiver by, the Lessee shall be evidenced by acceptance of the Aircraft by the Lessee under the Lease:

               (i) the documents referred to in Section 4(E) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Lessee), shall be in full force and effect and copies thereof shall have been delivered to the Lessee, and the Lessee shall have received such documents and evidence with respect to the Owner Participant, the Owner Trustee and the Indenture Trustee as the Lessee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth;

              (ii) the Owner Trustee shall have good title (subject to filing and recording of the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale and the FAA Bill of Sale with the Federal Aviation Administration) to the Aircraft, free and clear of Liens, other than the lien of, and security interest created by, the Trust Indenture and the beneficial interest of the Owner Participant created by





                                       63

                                      MF-1
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         the Trust Agreement and the Trust Agreement and Indenture Supplement
         covering the Aircraft, the rights of the Owner Trustee as registered owner with the Federal Aviation Administration and the rights of the Lessee under the Lease and the Lease Supplement covering the Aircraft;

             (iii) the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale, the FAA Bill of Sale, the Lease and the Lease Supplement covering the Aircraft, the Trust Agreement, the Trust Indenture and the Trust Agreement and Indenture Supplement covering the Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Federal Aviation Administration pursuant to the Federal Aviation Act;

              (iv) application for registration of the Aircraft in the name of the Owner Trustee shall have been duly made with the Federal Aviation Administration and the Lessee shall have authority to operate the Aircraft;

               (v) on the Delivery Date the representations and warranties of the Owner Participant, each ORIGINAL LOAN PARTICIPANT, the Indenture Trustee and the Owner Trustee contained in Section 8 hereof and the representations and warranties of the Owner Trustee contained in Section 4 of the Lease shall be correct as though made on and as of such date, or if such representations and warranties relate solely to an earlier date, as of such earlier date, and each of such parties shall have so certified to the Lessee;

              (vi) the Lessee shall have received each opinion referred to in paragraphs (K) through (O) of Section 4, each such opinion addressed to the Lessee or accompanied by a letter from the counsel rendering such opinion authorizing the Lessee to rely on such opinion as if it were addressed to the Lessee and the certificates referred to in paragraphs (Q), (R) and (S) of Section 4;

             (vii) in the event of a Tax Change, any proposed adjustment to the payments of Basic Rent pursuant to Section 3(e) of the Lease and
         Section 18 hereof shall not have resulted in an increase in the present value of all payments of Basic Rent of more than 50 basis





                                       64

                                      MF-1
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         points (using a discount rate applied semiannually equal to 10.5%);

            (viii) no change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it illegal for the Lessee to enter into any transaction contemplated by the Operative Documents; and

              (ix) the Lessee, the Owner Trustee and the Indenture Trustee shall have received from each ORIGINAL LOAN PARTICIPANT two copies of Internal Revenue Service Form 4224 with respect to and executed by such ORIGINAL LOAN PARTICIPANT.

               (x) The Lessee shall have received satisfactory confirmation from the Manufacturer that it will confirm that the Airframe has been manufactured in the United States by a person other than a FSC or a DISC and that no more than 50% of the total purchase price of the Aircraft is attributable to the fair market value of articles which were imported into the United States.

              (xi) The Lessee shall have received a letter from General Electric Company confirming that each Engine has been manufactured in the United States by a person other than a FSC and that no more than 50% of the total fair market value of each Engine is attributable to the fair market value of articles which were imported into the United States.

               (b) In the event that (i) the foregoing conditions precedent shall not have been fulfilled on or prior to the Delivery Date (or waived by the Lessee) as provided above, or (ii) the Owner Participant or any ORIGINAL LOAN PARTICIPANT shall not have delivered its Commitment to the Owner Trustee on the Delivery Date notwithstanding the satisfaction of the conditions (other than those within the control of the Owner Participant or such ORIGINAL LOAN PARTICIPANT) set forth in Section 4 hereof, if the Lessee so elects, this Agreement, the Lease, the Tax Indemnity Agreement and the Purchase Agreement Assignment shall thereupon terminate and be of no further force and effect. Promptly following the termination of this Agreement, the Lessee shall notify the other parties hereto in writing of such termination.





                                       65

                                      MF-1
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               SECTION 12.  Liabilities of the Owner Participant and the LOAN
PARTICIPANTs. Neither the Owner Participant nor any LOAN PARTICIPANT shall have any obligation or duty to the Lessee with respect to the transactions contemplated hereby except those obligations or duties expressly set forth in this Agreement or, in the case of the Owner Participant, the Tax Indemnity Agreement. Without limiting the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant, as such, or any LOAN PARTICIPANT as such, be liable to the Lessee for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with the Trust Indenture, the Trust Agreement, the Lease, the Aircraft, the administration of the Trust Estate or the Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or negligence of the Owner Trustee or the Indenture Trustee unless such action or inaction is at the express direction of the Owner Participant (in the case of action or inaction on the part of the Owner Trustee) or such LOAN PARTICIPANT (in the case of action or inaction on the part of the Indenture Trustee).

               SECTION 13. Certain Covenants of the Lessee. The Lessee covenants and agrees with the Owner Participant, each LOAN PARTICIPANT, the Indenture Trustee and the Owner Trustee as follows:

               (A) Upon the delivery and acceptance of the Aircraft under the Lease, the Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Owner Participant or the Indenture Trustee shall require for accomplishing the purposes of this Agreement and the other Operative Documents.

               (B) The Lessee will cause the Manufacturer's FAA Bill of Sale, the Manufacturer's

         Subsidiary's Bill of Sale, the FAA Bill of Sale, the Lease and the Lease Supplement covering the Aircraft, the Trust Agreement, the Trust Indenture and the Trust Agreement and Indenture Supplement covering the Aircraft to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, and the rules and regulations of the Federal Aviation Administration thereunder, or required under any other applicable law. Upon the execution and delivery of the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's Bill of Sale, the FAA Bill of Sale, the Lease and the Lease Supplement covering the Aircraft, the Trust Agreement, the Trust Indenture and the Trust Agreement and Indenture Supplement covering the Aircraft shall be filed for recording with the Federal Aviation Administration in the following order of priority: first, the Manufacturer's FAA Bill of Sale followed by the Manufacturer's Subsidiary's Bill of Sale followed by the FAA Bill of Sale, second, the Lease, to be effected by so filing the Lease with such Lease Supplement, the Trust Indenture and such Trust Agreement and Indenture Supplement attached thereto, and third, the Trust Indenture and the Trust Agreement, to be effected by so filing the Trust Indenture with such Trust Agreement and Indenture Supplement and the Trust Agreement attached thereto.

                 (C) The Lessee will furnish to the Owner Trustee and the Indenture Trustee annually after the execution hereof (but not later than March 15th of each year), commencing with the year 1993, an opinion of Crowe & Dunlevy, P.C., or other counsel reasonably acceptable to the Indenture Trustee either stating:

                       (i) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of the Lease, the Trust Indenture, the Trust Agreement and any supplements thereto, including any financing or continuation statements, as is necessary to maintain, for the 15-month period succeeding the date of such opinion, the perfection of the security interests created thereby and reciting the details of such action; or

                      (ii) that in the opinion of such counsel no such action is necessary to maintain, for the 15-month period succeeding the date of such opinion, the perfection of such security interests.

                 (D) The Lessee shall at all times maintain its corporate existence except as permitted by Section 13(E). The Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; provided, however, that the Lessee shall not be required to preserve any right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Lessee. Notwithstanding the foregoing, Lessee shall at all times be an "air carrier" within the meaning of Section 101(13) of the Federal Aviation Act certificated under Sections 401 and 604(b) of the Federal Aviation Act, and otherwise certificated and registered to the extent necessary to fall within the purview of, and to provide to Lessor the benefits contemplated by, Section 1110 of the Federal Bankruptcy Code (11
         U.S.C. Section  1110) or any successor provision.

                 (E) The Lessee shall not consolidate with or merge into any other corporation or convey, transfer or lease in one or more related transactions all or substantially all of its assets as an entirety to any Person, unless:

                       (i) the corporation formed by such consolidation or into which the Lessee is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, shall be a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act, and shall execute and deliver to the Owner Trustee, the Owner Participant and the Indenture Trustee an agreement in form and substance satisfactory to each thereof containing the assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement, the Lease, the Purchase Agreement Assignment and the Tax Indemnity Agreement and each other Operative Document to be performed or observed by the Lessee;

                      (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and

                     (iii) the Lessee shall have delivered to the Owner Trustee, the Owner Participant and the In-denture Trustee a certificate signed by a Responsible Officer of the Lessee, and an opinion of counsel to the Lessee (which may be Lessee's General Counsel or other counsel satisfactory to the Owner Trustee, the Owner Participant and the Indenture Trustee), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) comply with this Section 13(E) and that all conditions precedent herein provided for relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause
                 (ii) above and may rely, as to factual matters, on a certificate of a Responsible Officer of the Lessee) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by such successor corporation, and is enforceable against such successor corporation in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

                 Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety in accordance with this Section 13(E), the successor corporation formed by such consolidation or into which the Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the other Operative Documents with the same effect as if such successor corporation had been named as the Lessee herein. No such conveyance, transfer or lease of all or substantially all of the assets of Lessee shall have the effect of releasing Lessee or any successor corporation which shall theretofore have become such in the manner prescribed in this
         Section 13(E) from its liability hereunder. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

                 (F) Lessee shall notify the Indenture Trustee and the Owner Trustee 30 days prior to any change in the location of the chief executive office of Lessee.

                 SECTION 14. Owner for Tax Purposes. It is hereby agreed among the Lessee, the Owner Trustee and the Owner Participant that for Federal income tax purposes during the Term the Owner Participant will be the owner of the Aircraft and the Lessee will be the lessee thereof. Nothing contained in this Section 14 shall be construed to limit Lessee's use and operation of the Aircraft under the Lease or constitute a representation by the Lessee as to tax consequences.

                 SECTION 15. Certain Definitions; Notices. (a) The following terms, when used in capitalized form, have the following meanings (and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined):

                 "Applicable Jurisdiction" shall have the meaning set forth in the definition of "Permitted Transferee" below.

                 "Bills of Sale" shall have the meaning set forth in
         Section 4(e)(ix) hereof.

                 "Claim" shall have the meaning set forth in Section 7(b) hereof.

                 "Closing Date" shall have the meaning set forth in
         Section 5(d) hereof.

                 "Commitment" shall have the meaning set forth in Section 1 hereof.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "FAA Bill of Sale" shall have the meaning set forth in
         Section 4(E)(vii).

                 "Indemnitee" shall have the meaning set forth in Section 7(b) hereof.

                 "Indenture" shall have the meaning set forth in the recitals hereof.

                 "Indenture Default" shall have the meaning set forth in the Trust Indenture.

                 "Interest Payment Date" shall have the meaning set forth in the Trust Indenture.

                 "Interest Period" shall have the meaning set forth in the Trust Indenture.

                 "Interim Payment" shall have the meaning set forth in
         Section 16(a) hereof.

                 "Interim Payment Amount" shall have the meaning set forth in
         Section 16(a) hereof.

                 "Interim Payment Differential Amount" shall have the meaning set forth in Section 16(a) hereof.

                 "Lease" shall have the meaning set forth in the recitals hereof.

                 "LIBOR Loan" shall have the meaning set forth in the Trust Indenture.

                 "LIBOR Rate" shall have the meaning set forth in the Trust Indenture.

                 "London Business Day" shall mean any day in which normal dealings in dollar deposits in the London interbank market are carried on.

                 "Loss" shall have the meaning set forth in the Tax Indemnity Agreement.

                 "Manufacturer" shall have the meaning set forth in the recitals hereof.

                 "Manufacturer's FAA Bill of Sale" shall have the meaning set forth in Section 4(E)(vii) hereof.

                 "Manufacturer's Subsidiary" shall have the meaning set forth in the recitals hereof.

                 "Manufacturer's Subsidiary's FAA Bill of Sale" shall have the meaning set forth in Section 4(E)(vii) hereof.

                 "MBI" shall mean Mission (Bermuda) Investments Ltd., a Bermuda corporation.

                 "New York Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York.

                 "Optimal File" shall have the meaning set forth in the definition of Owner Participant's Revised Net Economic Return.

                 "Original After-Tax Yield" shall mean the after-tax economic yield expected by the original Owner Participant with respect to its investment in the Aircraft, utilizing the multiple investment sinking fund method of analysis.

                 "Outstanding Certificates" shall have the meaning set forth in
         Section 17 hereof.

                 "Owner Participant" shall have the meaning set forth in the first paragraph hereof.

                 "Owner Participant's Net Economic Return" shall mean (i) the Original After-Tax Yield and (ii) total aggregate after-tax cash flow expected by the original Owner Participant with respect to the Aircraft, in each case utilizing the same assumptions as used by such Owner Participant (including the Tax Assumptions set forth in Section 1 of the Tax Indemnity Agreement and the assumption that the Certificates will bear interest at the Assumed Debt Rate throughout the Term and that principal will be payable on the Certificates according to Exhibit D to the Rent Schedule as of the Delivery Date) in determining the Basic Rent, Stipulated Loss Value and Termination Value percentages and the Special Purchase Price Percentage as of the Delivery Date, as such assumptions may be adjusted from time to time to take into account the impact of any change of the type specified in
         Section 3(e) of the Lease which theretofore has resulted in an adjustment of the percentages for Basic Rent, Stipulated Loss Value or Termination Value.

                 "Owner Participant's Revised Net Economic Return" shall mean
         (i) the Original After-Tax Yield and

         (ii) total aggregate after-tax cash flow expected by the original Owner Participant with respect to the Aircraft, and, in the case of any refunding or refinancing, iii) relative to the Optimal File (as defined in this sentence), no less than 90% of the Owner Participant's FASB 13 earnings in respect of each calendar year in the 5-year period commencing with such adjustment, in each case utilizing the same assumptions as used by such Owner Participant (including the Tax Assumptions set forth in Section 1 of the Tax Indemnity Agreement and the assumption that the Certificates will bear interest at the Assumed Debt Rate throughout the Term and that principal will be payable on the Certificates according to an amortization schedule furnished to the Lessee and placed in escrow with White & Case throughout the Term) in determining the alternate Basic Rent, Stipulated Loss Value and Termination Value schedules with respect to the Term and the Special Purchase Price Percentage that have been furnished to the Lessee and placed in escrow with White & Case in accordance with Section 18(d) (the "Optimal File"), as such assumptions may be adjusted from time to time to take into account the impact of any change of the type specified in Section 3(e) of the Lease which theretofore has resulted in an adjustment of the percentages for Basic Rent, Stipulated Loss Value or Termination Value (except that the amortization schedule shall not be adjusted in the case of an event of the type specified in
         Section 3(e)(iii) of the Lease).

                 "Permitted Transferee" shall mean any Person that:

                 (a) is not a commercial air carrier; and

                 (b) is either

                      (i) a commercial banking institution organized under the
                 laws of the United States or any State thereof; or

                     (ii) a commercial banking institution that (w) is
                 organized under the laws of the United Kingdom, France, Germany, Ireland or The Netherlands (each, an "Applicable Jurisdiction"), (x) is entitled on the date it acquires any Loan Certificate to a complete exemption from income Taxes imposed by the United States federal government on all income derived by it hereunder and under the Loan Certificates under an income tax treaty, as in effect on such date, between the United States and the Applicable Jurisdiction and (y) is engaged in the active conduct of a banking business in the Applicable Jurisdiction, holds its Loan Certificates in connection with such banking business and is regulated as such by the appropriate regulatory authorities in the Applicable Jurisdiction; or

                       (iii) a commercial banking institution that is (x) organized under the laws of Belgium, Canada, Denmark, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, Spain, Sweden, Switzerland or the United Kingdom and
                 (y) on the date it acquires any Loan Certificate, under the Code as in effect on such date is not subject to United States federal withholding Tax on any income derived by it from the transactions contemplated by the Operative Documents by reason of such income being effectively connected with the conduct of a trade or business within the United States; and

                 (c) that can and does represent and agree in a writing addressed to, and for the benefit of, the Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee in form and substance reasonably satisfactory to the Lessee and the Owner Participant that:

                         (i) it is acquiring its Loan Certificate or
                 participation, as the case may be, for its own account for investment and not with a view to any resale or distribution thereof (other than in compliance with Section 8(h) of the Participation Agreement and the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and any other applicable laws relating to the transfer of similar interests); and

                        (ii) no part of the funds to be used to purchase or
                 fund such Loan Certificate or participation is or will be assets (within the meaning of ERISA and any applicable rules and regulations) of any "employee benefit plan" (as defined in
                 Section 3(3) of ERISA) or any "plan"

                 (as defined in Section 4975(e) of the Code) or that such acquisition will not cause the Lessee or the Owner Participant, as the case may be, to engage in a prohibited transaction under Section 406 or 407 of ERISA or Section 4975 of the Code; and

                 (d) in the case of the acquisition of a Loan Certificate, has appointed the ORIGINAL LOAN PARTICIPANT to act as its agent in connection with the Operative Documents and acquires Loan Certificates having an original principal amount of at least $5,000,000.

                 "Realistic Possibility of Success" shall mean the standard set forth in Formal Opinion 85-352 of the American Bar Association.

                 "Related Indemnitee Group" shall have the meaning set forth in
         Section 7(b) hereof.

                 "Short Period Loan" shall have the meaning set forth in the Trust Indenture.

                 "Short Period Rate" shall have the meaning set forth in the Trust Indenture.

                 "Tax" and "Taxes" shall have the meanings set forth in
         Section 7(c)(1) hereof.

                 "Tax Indemnitee" shall have the meaning set forth in
         Section 7(c)(11) hereof.

                 "Transaction Costs" shall have the meaning set forth in
         Section 18(a) hereof.

                 (b) Any other capitalized terms not herein defined, when used herein in capitalized form, shall have the meanings attributed thereto in the Lease.

                 (c) Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service, telegram, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, cable or facsimile) or any other customary means of communication, and any such notice shall be effective when delivered (i) if to the Lessee, the Owner Trustee, or the

Indenture Trustee, to their respective addresses or numbers set forth below the signatures of such parties at the foot of this Agreement, or (ii) if to the Owner Participant or any LOAN PARTICIPANT, to its address set forth in Schedule I hereto.

                 SECTION 16.  Certain Covenants of the Owner Participant.  (a)
(i) The Owner Participant hereby unconditionally agrees with the Lessee, and only with the Lessee (and not with any other party to this Agreement), that it will pay or cause to be paid to the Indenture Trustee $1,345,440.50 (the "Interim Payment Amount", subject to adjustment pursuant to the following paragraph) on the Base Lease Commencement Date (such payment, the "Interim Payment"). The Owner Participant and the Owner Trustee hereby direct the Indenture Trustee, and the Indenture Trustee hereby agrees, to apply the Interim Payment, first, to the payment of interest on the Certificates and, second, to the payment of principal, which interest and principal may be due and payable pursuant to the provisions of the Trust Indenture on the Base Lease Commencement Date. The Owner Participant agrees to make the Interim Payment in immediately available funds on or before 12:00 noon, New York City time, on the Base Lease Commencement Date. The Owner Participant agrees to give the Lessee notice by 12:00 noon, New York City time, on the Base Lease Commencement Date if it has failed to make the Interim Payment due on such date.

                 Although the amount of the Interim Payment has been computed on the assumption that the Certificates will bear interest at the Assumed Debt Rate throughout the Interim Period, the Owner Participant and the Lessee recognize that the actual rate of interest on the Certificates may be a rate from time to time which may be greater or less than the Assumed Debt Rate and that the related basis upon which interest on the Certificates will be computed will be as provided in the Trust Indenture. Accordingly, the Interim Payment Amount shall be increased or decreased (but not below zero), as the case may be, by an amount (the "Interim Differential Amount") equal to, as of the Base Lease Commencement Date, the difference between (i) the aggregate amount of interest actually due and payable on the Base Lease Commencement Date on the Certificates, and (ii) the aggregate amount of interest on the Certificates that would have been due and payable on the Base Lease Commencement Date if such Certificates had borne interest at the Assumed Debt Rate for the period from and including the Delivery Date to but excluding the Base Lease Commencement Date. If, as of the Base Lease Commencement Date, the amount determined in accordance with clause (i) of the immediately preceding sentence shall be greater than the amount determined in accordance with clause (ii) of such sentence, the Interim Payment Amount shall be increased by the Interim Differential Amount. If, as of the Base Lease Commencement Date, the amount determined in accordance with such clause (ii) shall be greater than the amount determined in accordance with such clause (i), the Interim Payment Amount shall be decreased by the Interim Payment Differential Amount. In the event the Owner Participant fails to make all or any part of such payment, the Lessee may seek direct reimbursement from the Owner Participant or obtain reimbursement in the manner and to the extent provided in Section 3(f) of the Lease for any Advance, together with interest on such portion of such amount remaining unpaid at a rate per annum equal to the sum of 2% and the Base Rate from (and including) the date of such Interim Payment Date to (but excluding) the date of reimbursement by the Owner Participant or the date the Lessee deducts such Advance from other payments to the extent and as provided in Section 3(f) of the Lease and, without duplication of the foregoing, shall have such remedies as may be avail-able to it against the Owner Participant at law or in equity in respect of any such Advance. All amounts paid to the Lessee by the Owner Participant in respect of an Advance or deducted by the Lessee pursuant to Section 3(f) of the Lease shall be applied first to payment to Lessee of interest and then to payment to Lessee of amounts equal to the Advance.

             (ii) The Owner Participant hereby unconditionally agrees that it will pay or cause to be paid to the Indenture Trustee $3,275,000.00 (the "Deferred Equity Amount"), on the Base Lease Commencement Date (the "Deferred Equity Payment"). The Owner Participant and the Owner Trustee hereby direct the Indenture Trustee, and the Indenture Trustee hereby agrees, to apply the Deferred Equity Payment to the payment of principal, which principal may be due and payable pursuant to the provisions of the Trust Indenture on such date.
The Owner Participant agrees to make the Deferred Equity Payment in immediately available funds on or before 12:00 noon, New York City time, on such date. The Owner Participant agrees to give the Lessee notice by 12:00 noon, New York City time, on such date if it has failed to make the Deferred Equity Payment due on such date. In the event the Owner Participant fails to make all or any part of such payment, the Lessee may seek direct reimbursement from the Owner Participant or obtain reimbursement in the manner and to the extent provided in Section 3(f) of the Lease for any Deferred Equity Advance, together with interest on such portion of such amount remaining unpaid at a rate per annum equal to the sum of 2% and the Base Rate from (and including) the date of such Base Lease Commencement Date to (but excluding) the date of reimbursement by the Owner Participant or the date the Lessee deducts such Deferred Equity Advance from other payments to the extent and as provided in Section 3(f) of the Lease and, without duplication of the foregoing, shall have such remedies as may be available to it against the Owner Participant at law or in equity in respect of any such Deferred Equity Advance. All amounts paid to the Lessee by the Owner Participant in respect of a Deferred Equity Advance or deducted by the Lessee pursuant to Section 3(f) of the Lease shall be applied first to payment to Lessee of interest and then to payment to Lessee of amounts equal to the Deferred Equity Advance.

                 (b) The Owner Participant hereby unconditionally agrees with and for the benefit of the other parties to this Agreement that the Owner Participant will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Lien attributable to it on or against any part of the Trust Estate or the Aircraft, and the Owner Participant agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor's Lien (by bonding or otherwise, so long as Lessee's operation and use of the Aircraft is not impaired).

                 (c) The Owner Participant shall not directly or indirectly assign, convey or otherwise transfer any of its right, title or interest in and to all or any part of this Agreement, the Trust Estate, the Purchase Agreement or any of the other Operative Documents except that the Owner Participant may assign, convey or otherwise transfer all or any part thereof if:

                 (i) (A) the Person to whom such transfer is made (the "Transferee") is a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act without the utilization of a voting trust agreement, voting powers agreement or similar arrangement by the Transferee or any Affiliate thereof, and has the requisite power, authority and legal right to enter into and carry out the transactions contemplated hereby; (B) such conveyance does not violate any provisions of the Federal Aviation Act, the Securities Act of 1933, as amended (and no registration pursuant to such Act or the rules and regulations thereunder shall be required in connection with such conveyance), or any other applicable law, or create a relationship which would be in violation thereof, or result in a "prohibited transaction" under Section 406 or 407 of ERISA or Section 4975 of the Code; (C) the Transferee enters into an agreement or agreements substantially in the form of Exhibit XV hereto (the "Assumption Agreement") for the benefit of the Lessee, the Owner Trustee, the Indenture Trustee and each Holder of a Certificate, whereby the Transferee confirms that, to the extent of the interest so transferred to such Transferee, such Transferee shall be deemed a party to this Participation Agreement and each other Operative Document to which the Owner Participant is a party, and the party named as the "Owner Participant" in the Trust Agreement, the Lease and the Trust Indenture and agrees to be bound by all of the terms of, and to undertake all of the obligations of the Owner Participant contained in, this Agreement and each other Operative Document to which the Owner Participant is a party or by which the Owner Participant is bound, and in which the Transferee shall make representations, warranties and covenants substantially equivalent to those of the Owner Participant contained herein; (D) after giving effect to such assignment, conveyance or transfer, there would be no more than two Owner Participants; (E) the Owner Participant shall deliver to the Owner Trustee, the Indenture Trustee (unless the lien of the Trust Indenture is discharged) and the Lessee an opinion of counsel reasonably satisfactory to the Lessee, that the Assumption Agreement has been duly authorized, executed and delivered by the Transferee, constitutes its legal, valid and binding obligation and is enforceable against such Transferee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity; (F) the Owner Participant shall deliver to the Owner Trustee, the Indenture Trustee (unless the lien of the Trust Indenture is discharged) and the Lessee one or more certificates of a duly authorized officer of the transferror and, if necessary, transferee Owner Participant concerning, when taken together, all of the matters contained in clauses (A) and
         (D) of this paragraph (i) and an opinion delivered by counsel of the type referred to in clause (E) of this paragraph (i) to the effect that such transfer complies with the provisions of clause (A) (except as to citizenship) and clause (B) of this paragraph (i); (G) the Owner Participant by an instrument in form and substance reasonably satisfactory to the Lessee (x) assumes the risk of any adverse tax consequences to each Tax Indemnitee resulting from such conveyance and
         (y) indemnifies the Lessee for any breach or other violation of the disclosure requirements of any applicable securities laws; and (H) the terms of the transaction are not altered other than to the extent set forth in the foregoing clauses (A) through (G); and

             (ii) either (A) the Transferee is a bank or lending institution with a combined capital and surplus of at least $75,000,000, or is a domestic corporation or other domestic entity, other than a partnership, with a net worth of at least $75,000,000, exclusive of goodwill, all of the foregoing determined in accordance with generally accepted accounting principles (hereinafter referred to as a "Qualifying Institution"), or (B) if the Transferee is not itself a Qualifying Institution, a parent corporation of the Transferee which qualifies as a Qualifying Institution shall have executed and delivered to the Owner Trustee, the Indenture Trustee (unless the lien of the Trust Indenture has been discharged) and the Lessee an absolute and unconditional guaranty, in form and substance reasonably satisfactory to the Lessee, the Indenture Trustee and the Owner Trustee (in its individual capacity), with respect to the obligations of the Transferee as the Owner Participant assumed by the Transferee under the Assumption Agreement referred to above, and the Transferee shall deliver to the Indenture Trustee (unless the lien of the Trust Indenture is discharged), the Lessee and the Owner Trustee an opinion of counsel reasonably satisfactory to the Lessee that such guaranty has been duly authorized, executed and delivered by the guarantor, constitutes its legal, valid and binding obligation and is enforceable against the guarantor in accordance with its terms.

                 If at any time any Owner Participant is an institution the obligations of which were guaranteed at the time such Owner Participant became an Owner Participant hereunder by a parent entity that was at such time a Qualifying Institution (the "Owner Participant Guarantor"), any transfer by direct sale, consolidation, merger or otherwise of 50% or more of the capital stock of the Owner Participant (including, for this purpose, any such transfer of the capital stock of any one of its direct or indirect parent companies or other parent entities, other than its ultimate parent entity, any such transfer being referred to as a "Change in Control") shall be deemed to be a conveyance by such Owner Participant of its interests in the transactions contemplated by this Agreement subject to this Section 16(c), and accordingly no such Change in Control shall take place without the Lessee's consent unless (x) it satisfies the terms and conditions set forth in this Section 16(c), including without limitation those set forth in paragraphs (i) and (ii) above or (y) following a Change in Control, the Transferee remains both a member of the controlled or consolidated group of companies of which the Owner Participant Guarantor is a part and an Affiliate of the Owner Participant Guarantor, and such guaranty of the Owner Participant Guarantor is confirmed by the Owner Participant Guarantor as being, or amended to remain, in full force and effect in respect of the Transferee and the Transferee delivers to the Indenture Trustee (unless the lien of the Trust Indenture is discharged) and the Lessee a certificate of a duly authorized officer of the Owner Participant or the Owner Participant Guarantor as to the continued legality, validity and enforceability of such guaranty.

                 Notwithstanding the foregoing, (i) in no event shall the Owner Participant assign, convey or otherwise transfer, directly or indirectly, any such interest without the Lessee's consent prior to the payment of all amounts required to be paid by it pursuant to Section 16(a) hereof or if it is in default in respect of any of its obligations under Section 16(a) and (ii) as long as the Lease is in effect, there shall not be more than five transfers (including as a transfer any Change in Control permitted under the next preceding sentence) by the Owner Participant (including its successors and permitted assigns) pursuant to this Section 16(c) without the prior written consent of the Lessee and the Indenture Trustee. As between the parties hereto, the transferring Owner Participant will pay or cause the transferee Owner Participant to pay any fees, charges and expenses incurred by the Owner Trustee, the Indenture Trustee or the Lessee in connection with any transfer pursuant to this Section 16(c), including, without limitation, the out-of-pocket expenses of the Lessee and its reasonable legal fees and expenses, and in no case will the Lessee be responsible for any such fees, charges or expenses. Without the consent of the Lessee, no transfer shall be permitted pursuant to this Section 16(c) to a Transferee that is an airline or other commercial operator of aircraft or a corporation or other entity that is an Affiliate of such an airline or other commercial operator of aircraft.

                 Upon any such conveyance by the Owner Participant to a Transferee permitted by this Section 16(c), the Transferee shall be deemed the "Owner Participant" for all purposes hereof (unless the context is inappropriate) and shall be deemed to have made to the extent of such transfer all the investments in beneficial ownership of the Aircraft previously made by the Owner Participant in respect of the right, title and interest so conveyed; and each reference in this Agreement, the Trust Agreement, the Lease, the Tax Indemnity Agreement, the Trust Indenture and the other Operative Documents to the Owner Participant making the transfer shall thereafter be deemed a reference to the Transferee as the Owner Participant (unless the context is inappropriate). Upon any such conveyance by the Owner Participant to a Transferee permitted by the foregoing provisions of this Section 16(c), the transferror Owner Participant shall be relieved of all of its liabilities and obligations hereunder and under the Trust Agreement to the extent of the interest so transferred, provided that in no event will any such conveyance release the transferror Owner Participant from any liability on account of any breach existing at the time of such conveyance by the Owner Participant of any of its representations, warranties, covenants or obligations contained herein, in the Trust Agreement or any other Operative Document. If the Owner Participant proposes to transfer its interests pursuant to this Section 16(c), it shall give 20 days (unless the Transferee is an Affiliate of the Owner Participant making the transfer, in which case the Owner Participant will notify the Lessee, the Owner Trustee and the Indenture Trustee of such transfer within 10 days of such transfer) prior written notice thereof to the Owner Trustee, the Indenture Trustee and the Lessee, specifying the name and address of the transferee and specifying the facts necessary to determine whether the conditions of this paragraph (c) have been or shall be satisfied.

                 Notwithstanding the foregoing provisions of this Section 16(c), there shall be no restriction on the Owner Participant's right to transfer all or any part of its interests if an Event of Default shall have occurred and be continuing, provided, that after any such Event of Default, the Owner Participant shall not be entitled to transfer such interests unless either (i) the conditions to transfer set forth in this Section 16(c) (other than any conditions requiring the satisfaction of, or notice to or consent of, the Lessee, and other than conditions relating solely to the Lessee) shall have been satisfied or (ii) the Indenture Trustee and the LOAN PARTICIPANTs shall have consented thereto, which consents shall not be unreasonably withheld.

                 SECTION 17. Optional Redemption of Certificates. (a) So long as no Event of Default or Payment or Bankruptcy Default shall have occurred and be continuing, the Lessee shall have the right to request the Owner Participant and the Owner Trustee to effect an optional redemption of all of the Certificates (the "Outstanding Certificates," such term to include the Certificates originally issued under the Trust Indenture and any refunding indebtedness issued pursuant to this Section 17 or Section 20) pursuant to
Section 2.12 of the Trust Indenture as part of a refunding or refinancing operation (such refunding referred to herein as a "Section 17 Refunding"). Promptly on receipt of such request, the Owner Participant will negotiate in good faith to conclude an agreement or agreements with the Lessee as to the terms of such refunding or refinancing operation (it being understood that, without limiting the Owner Participant's obligation to negotiate in good faith as aforesaid, the Owner Participant shall not be obligated to enter into any such agreements in connection with such a refunding or refinancing operation unless terms and conditions customary in aircraft leveraged lease refundings or refinancings shall have been satisfied) and upon such agreement:

              (i) the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee, and any other appropriate parties will enter into a financing or loan agreement (which may involve an underwriting agreement in connection with a public offering; provided, however, that in the case of a refunding or refinancing involving a public offering of debt securities, the

         Owner Participant shall not be named in any prospectus distributed in connection therewith (unless the Owner Participant shall at the time consent thereto) and Lessee shall have the right to purchase such debt securities and apply such debt securities as a credit against its obligations to pay Rent, so long as Lessee shall at no time hold all or substantially all of such debt securities and, for the purpose of any vote of such debt securities, any such debt securities held by the Lessee shall be disregarded and deemed not to be outstanding) providing for (x) the issuance and sale by the Owner Trustee or such other party as may be appropriate to such institution or institutions on the date specified in such agreement (for the purposes of this Section 17, the "Refunding Date") of debt securities in an aggregate principal amount equal to the principal amount of the Outstanding Certificates on the Refunding Date and (y) the application of the proceeds of the sale of such debt securities to the redemption of all such Certificates on the Refunding Date;

             (ii) the Lessee and the Owner Trustee will amend the Lease such that (w) if the Refunding Date is not a Lease Period Date, the Lessee shall on the Refunding Date prepay that portion of the next succeeding installment of Basic Rent as shall equal the aggregate interest accrued on the Outstanding Certificates to the Refunding Date
         (provided that if the Refunding Date occurs on or prior to the Base Lease Commencement Date, the Owner Participant shall, on the Refunding Date prepay that portion of the amounts payable by it as the Interim Payment Amount pursuant to Section 16(a)(i) as shall equal the aggregate interest accrued on the Outstanding Certificates to the
         Section 17 Refunding Date and shall prepay the amounts payable by it as the Deferred Equity Amount pursuant to Section 16(a)(ii)), (x) Basic Rent payable in respect of the period from and after the Refunding
         Date shall be recalculated to preserve the Owner Participant's Revised Net Economic Return taking into account all reasonable fees, costs and expenses of such refunding or refinancing paid by the Owner Participant, (y) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Refunding Date shall be appropriately recalculated to preserve the Owner Participant's
         Revised Net Economic Return, and the Special Purchase Price Percentage and the Special Purchase Option Date shall be recalculated as provided in Section 18, and z) in the event that the debt instruments issued in such refunding or refinancing transaction are denominated in a foreign currency (it being understood that the terms of any such foreign denominated loan and the provisions of the operative documents relating thereto are to be reasonably acceptable to the Owner Participant), those portions of Basic Rent, Termination Value and Stipulated Loss Value payments allocable to the payments required to be made in a foreign currency with respect to such debt instruments shall likewise be denominated in and made in such currency or, in the alternative, the Lessee shall indemnify the Owner Participant against any losses resulting from foreign currency exchange rate fluctuations; and

            (iii) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the debt securities issued by the Owner Trustee pursuant to clause (b) of this Section 17 in like manner as the Certificates issuable under the Trust Indenture and/or will enter into such amendments and supplements to the Trust Indenture effective as of the date of the relevant refunding or refinancing, as may be necessary to effect such refunding or refinancing, provided that no such amendment or supplement will increase or impair the rights of the Owner Participant under the Operative Documents without the consent of the Owner Participant;

provided, however, that (x) there shall be no more than two such refundings or refinancings (not including any refunding or refinancing of temporary bridge financing, if any, or the Section 20 Refinancing), (y) Lessee shall pay the Owner Participant a fee of $25,000 in connection with each refunding or refinancing pursuant to this Section 17 occurring subsequent to the first such refunding or refinancing, and (z) if within 20 days after receipt of a request from the Lessee to effect a refunding or refinancing pursuant to this Section 17, which request specifies the proposed structural terms and the amount thereof, the Owner Participant provides the Lessee with a written opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to the Lessee to the effect that there will be a material risk or increase in risk of adverse tax consequences to the Owner Participant resulting from the refunding or refinancing (other than the consequence that the refinanced loan constitutes "qualified nonrecourse indebtedness" within the meaning of Temporary Regulations Section 1.861-10T(b) unless there shall have occurred a relevant Tax Change), then the Owner Trustee and the Owner Participant shall be required to effect such refunding or refinancing only if the Lessee shall have agreed to indemnify the Owner Participant against such identified adverse tax consequences in a manner reasonably satisfactory to the Owner Participant; provided, however, the parties agree that in the absence of a relevant amendment to, or change in, the Code or any other Federal tax statute or any regulation promulgated under any of the foregoing (or official interpretation of any of the foregoing) after the execution and delivery of the Participation Agreement a refinancing or refunding as such will not result in any such risk.

                 (b) The Certificates, and any other debt instruments issued in connection with any refunding or refinancing operation permitted by this
Section 17, shall not be subject to optional redemption by the Owner Trustee without the consent of the Lessee, except as provided in the Indenture.

                 SECTION 18. Calculation of Adjustments to Basic Rent, Stipulated Loss Value, Termination Value, etc.; Confirmation and Verification.
(a) Calculation of Adjustments. In the event that (A) the expenses paid by the Owner Participant pursuant to Section 9(a) hereof (except for any expenses paid or payable to any financial advisor to the Owner Participant) (the "Transaction Costs") are not equal to 1.0% of Lessor's Cost, or (B) prior to the acceptance of the Aircraft on the Delivery Date: (1) there shall have occurred a Tax Change and (2) after having been advised in writing by the Owner Participant of such Tax Change and the proposed adjustment to the payments of Basic Rent resulting therefrom, Lessee shall have waived its right under
Section 11 hereof to decline to proceed with the transaction, or (C) a refinancing or refunding as contemplated by Section 17 hereof occurs, or (D) the Delivery Date is other than May 28, 1992, or (E) if the Certificates are not refunded or refinanced on or prior to the Base Lease Commencement Date, the Interim Payment Amount (after adjustment for any Interim Payment Differential Amount) is other than $1,345,440.50, or (F) any amount is paid by Lessee to the Owner Participant pursuant to the Tax Indemnity Agreement, or (G) if the Certificates are not refunded or refinanced on or prior to the Base Lease Commencement Date, the Deferred Equity Amount is other than

$3,275,000.00 then the Owner Participant shall recalculate the payments of Basic Rent, Stipulated Loss Values, Termination Values, and, if the Refunding Date occurs on or prior to the Base Lease Commencement Date, the Interim Payment Amount payable pursuant to Section 16(a) hereof (such recalculation of the Interim Payment Amount to take into account any prepayment by the Owner Participant on such Refunding Date of all or part of the Interim Payment Amount under clause (w) of Section 17(a)(ii)) (or, in the case of an event described in clause (F) above, payments of Stipulated Loss Values and Termination Values only) with respect to the Term (i) to preserve the Owner Participant's Net Economic Return (or, in the case of a Section 17 Refunding or any event occurring subsequent to a Section 20 Refinancing, the Owner Participant's Revised Net Economic Return) and (ii) to minimize, to the greatest extent possible, consistent with the foregoing clause (i), the present value (discounted semiannually at an interest rate per annum to be supplied by the Lessee) of (1) the payments of Basic Rent or, at Lessee's option, (2) the payments of Basic Rent scheduled to be paid prior to the Special Purchase Option Date and the Special Purchase Price. In addition, (x) in the event of a
Section 17 Refunding, the Special Purchase Price Percentage and the Special Purchase Option Date shall be recalculated in a manner consistent with the procedures specified in Section 20(c) and (y) with respect to an event described in clause (A), (B), (D), (E) or (G) of the preceding sentence, the Special Purchase Price Percentage as of any date shall be recalculated such that the Special Purchase Price equals the greatest of (i) the appraised value of the Aircraft as of such date as set forth in Exhibit E to the Rent Schedule,
(ii) 103% of the sum of the present values, as of the Special Purchase Option Date (as the same may have been adjusted theretofore), of (a) Basic Rent payable with respect to the period from such Special Purchase Option Date to and including the twenty-fourth anniversary of the Base Lease Commencement Date and (b) an amount equal to 53% of Lessor's Cost (such present value calculation to utilize a discount rate equal to 13.5% per annum, compounded semi-annually),
(iii) 103% of the amount that preserves Original After-Tax Yield as of such date and (iv) the amount that satisfies the aggregate after-tax cash flow and after-tax yield (using the multiple investment sinking fund method of calculation) constraints used by the Owner Participant in its pricing assumptions to determine the alternate Special Purchase Price Percentage (contained in the Optimal File), such constraints and such alternate Special Purchase Price Percentage having been furnished to the Lessee and placed in escrow with White & Case. In performing any such recalculations, the Owner Participant shall utilize the same methods and assumptions originally used to calculate the payments of Basic Rent, Stipulated Loss Values, Termination Values with respect to the Term (or, in the case of any Section 17 Refunding, the same methods and assumptions originally used by the original Owner Participant in the calculation of the alternate schedules referred to in the definition of the Owner Participant's Revised Net Economic Return and the Special Purchase Price Percentage and held in escrow by White & Case pursuant to Section 18(d)) (in each case as such assumptions may be changed as a result of the event described in clause (A), (B), (C), (D), (E),
(F) or (G) of the second preceding sentence necessitating such recalculation or due to the prior occurrence of any such event or the prior occurrence of the
Section 20 Refinancing (except that the amortization schedule in the Optimal File shall not be adjusted in the case of an event of the type specified in
Section 3(e)(iii) of the Lease)).

                 (b) Confirmation and Verification. Upon completion of any recalculation described above in Section 18(a), a duly authorized officer of the Owner Participant shall provide a certificate to the Lessee either (x) stating that the payments of Basic Rent, Stipulated Loss Values and Termination Values with respect to the Term and, in the case of the second sentence of
Section 18(a), the Special Purchase Price Percentage, as are then set forth in the Lease do not require change, or (y) setting forth such adjustments to the payments of Basic Rent, Stipulated Loss Values or Termination Values with respect to the Term and, in the case of the second sentence of Section 18(a), the Special Purchase Price Percentage, as have been calculated by the Owner Participant in accordance with Section 18(a) above and Section 3(e) of the Lease. Such certificate shall describe in reasonable detail the basis for any such adjustments. If the Lessee shall so request, the recalculation of any such adjustments described in this Section 18 shall be verified by, at Lessee's option, (i) Babcock & Brown or (ii) a nationally-recognized firm of independent accountants selected by the Lessee and reasonably acceptable to the Owner Participant. A representative of such firm shall be shown, on a confidential basis, the original assumptions used by the Owner Participant and held in escrow by White & Case pursuant to Section 18(d) and the methods used by the Owner Participant in the original calculation of and any recalculation of, Basic Rent, Stipulated Loss Values and

Termination Values and, in the case of the second sentence of Section 18(a), the Special Purchase Price Percentage (or, in the case of any recalculation hereunder in connection with a Section 17 Refunding, the same methods and assumptions originally used by the original Owner Participant in the calculation of the alternate schedules referred to in the definition of the Owner Participant's Revised Net Economic Return and the Special Purchase Price Percentage in connection with a Section 17 Refunding, held in escrow by White & Case pursuant to Section 18(d)). The reasonable costs of such verification shall be borne by the Lessee, unless as a result of such verification process the payments of Basic Rent are adjusted and such adjustment causes (i) the present value of the payments of Basic Rent, discounted semi-annually at the Assumed Debt Rate to decline by 7.5 basis points or more from the present value of the payments of Basic Rent, discounted semi-annually at the Assumed Debt Rate, certified by the Owner Participant pursuant to this Section 18(b) or (ii) any Stipulated Loss Value or Termination Value percentage or, in the case of the second sentence of Section 18(a), the Special Purchase Price Percentage, to be materially below that certified by the Owner Participant pursuant to this
Section 18(b), in which case the Owner Participant shall be responsible for the reasonable costs of such verification.

                 (c) Limitation on Adjustments. No adjustment may be made to the payments of Basic Rent or to Stipulated Loss Values or Termination Values, unless (i) each installment of Basic Rent (together with any Advance payable under Section 3(f) of the Lease and any payment made by the Owner Participant under Section 16(a)), as so adjusted, under any circumstances and in any event, will be in an amount at least sufficient for the Owner Trustee to pay in full as of the due date of such installment any payment of principal of and interest on the Certificates required to be paid on the due date of such installment of Basic Rent and (ii) Stipulated Loss Value and Termination Value, as so adjusted, under any circumstances and in any event, will be an amount which, together with any other amounts required to be paid by the Lessee under the Lease in connection with an Event of Loss or a termination of the Lease, as the case may be, will be at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal of and all unpaid interest on the Certificates accrued to the date on which Stipulated Loss Value or Termination Value, as the case may be, is paid in accordance with the terms of the Lease.

                 (d) Escrow. The Owner Participant agrees to place in escrow with White & Case, and to cause White & Case to retain, (i) the assumptions and methods utilized by the Owner Participant in the calculation of the schedules of Basic Rent, Termination Value and Stipulated Loss Value referred to in the definition of the Owner Participant's Net Economic Return, and in the calculation of the Special Purchase Price Percentage as of the Delivery Date,
(ii) the assumptions and methods utilized by the Owner Participant in the calculation of the alternate schedules of Basic Rent, Termination Value and Stipulated Loss Value referred to in the definition of the Owner Participant's Revised Net Economic Return, together with such alternate schedules, and the Special Purchase Price Percentage applicable to a lease financing accomplished pursuant to such alternate schedules, copies of which alternate schedules and such Special Purchase Price Percentage have been provided to the Lessee, and
(iii) any adjustments made to any of the assumptions referred to in clause (i) or (ii) of this sentence to take into account the effect of any change of the type specified in Section 3(e) of the Lease which theretofore has resulted in an adjustment of the percentages of Basic Rent, Stipulated Loss Value, Termination Value or Special Purchase Price Percentage (except that the amortization schedule in the Optimal File shall not be adjusted in the case of an event of the type specified in Section 3(e)(iii) of the Lease). In connection with the foregoing, the Owner Participant will provide White & Case with such supporting documents and materials, and access to such computer programs and/or software, as would be complete and sufficient, without more, to enable the verification, as contemplated by Section 18(b), of any calculations made by the Owner Participant under this Section 18 or Section 20.

                 SECTION 19. Concerning the Owner Trustee. Meridian Trust Company is entering into this Agreement solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly stated herein) and in no case shall Meridian Trust Company (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee hereunder, provided, however, that Meridian Trust Company (or any such successor Owner Trustee) shall be personally liable hereunder for its own gross negligence or its simple negligence in the handling of money or willful misconduct or for its breach of its covenants,





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representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

                 SECTION 20. Section 20 Refinancing. (a) In addition to the provisions set forth in Section 17, whether or not a refunding or refinancing pursuant to such Section 17 shall have previously occurred, at any time the Lessee shall have the right to request the Owner Participant and the Owner Trustee to effect an optional redemption of all of the Outstanding Certificates as part of a refunding or refinancing operation with refinancing indebtedness with respect to which the final maturity date is more than six months after the final maturity date of the Outstanding Certificates (such refinancing hereinafter referred to as the "Section 20 Refinancing"). Promptly on receipt of such request (which request shall specifically designate such refinancing as the Section 20 Refinancing), the Owner Participant will, in good faith, use all reasonable efforts to conclude an agreement or agreements with the Lessee as to the terms of such Section 20 Refinancing (it being understood that, without limiting the Owner Participant's obligation to use all reasonable efforts as aforesaid, the Owner Participant shall not be obligated to enter into any such agreements in connection with such a refinancing operation unless terms and conditions customary in similar aircraft leveraged lease refinancings shall have been satisfied) and upon such agreement:

                 (i) the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee, and any other appropriate parties will enter into a financing or loan agreement (which may involve an underwriting agreement in connection with a public offering; provided, however, that in the case of a refunding or refinancing involving a public offering of debt securities, the Owner Participant shall not be named in any prospectus distributed in connection therewith (unless the Owner Participant shall at the time consent thereto) and Lessee shall have the right to purchase such debt securities and apply such debt securities as a credit against its obligations to pay Rent, so long as Lessee shall at no time hold all or substantially all of such debt securities and, for the purpose of any vote of such debt securities, any such debt securities held by the Lessee shall be disregarded and deemed not to be outstanding) providing for (x) the issuance and sale by the Owner Trustee or such other party as may be appropriate to such institution or institutions on the date specified in such agreement (for the purposes of this Section 20, the "Section 20 Refunding Date") of debt





                                       91

                                      MF-1
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securities in an aggregate principal amount equal to the principal amount of the Outstanding Certificates on the Section 20 Refunding Date and (y) the application of the proceeds of the sale of such debt securities to the redemption of all such Certificates on the Section 20 Refunding Date;

                 (ii) the Lessee and the Owner Trustee will amend the Lease such that (w) if the Section 20 Refunding Date is not a Lease Period Date, the Lessee shall on the Section 20 Refunding Date prepay that portion of the next succeeding installment of Basic Rent as shall equal the aggregate interest accrued on the Outstanding Certificates to the Section 20 Refunding Date, provided that if the Section 20 Refunding Date occurs on or prior to the Base Lease Commencement Date, the Owner Participant shall prepay that portion of the amounts payable by it as the Interim Payment Amount pursuant to Section 16(a) as shall equal the aggregate interest accrued on the Outstanding Certificates to the Section 20 Refunding Date and shall prepay the amounts payable by it as the Deferred Equity Amount pursuant to Section 16(a), (x) Basic Rent payable in respect of the period from and after the Section 20 Refunding Date shall be recalculated pursuant to Section 20(c) to preserve the Owner Participant's Revised Net Economic Return taking into account all reasonable fees, costs and expenses of such refunding or refinancing paid by the Owner Participant, (y) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Section 20 Refunding Date shall be appropriately recalculated pursuant to Section 20(c) to preserve the Owner Participant's Revised Net Economic Return, and the Special Purchase Price Percentage and the Special Purchase Option Date shall be recalculated as provided in Section 20(c), and
(z) in the event that the debt instruments issued in such refunding or refinancing transaction are denominated in a foreign currency (it being understood that the terms of any such foreign denominated loan and the provisions of the operative documents relating thereto are to be reasonably acceptable to the Owner Participant), those portions of Basic Rent, Termination Value and Stipulated Loss Value payments allocable to the payments required to be made in a foreign currency with respect to such debt instruments shall likewise be denominated in and made in such currency or, in the alternative, the Lessee shall indemnify the Owner Participant against any losses resulting from foreign currency exchange rate fluctuations; and





                                       92

                                      MF-1
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                 (iii)  the Owner Trustee will enter into an agreement to
provide for the securing thereunder of the debt securities issued by the Owner Trustee pursuant to clause (a) of this Section 20 in like manner as the Certificates issuable under the Trust Indenture and/or will enter into such amendments and supplements to the Trust Indenture as may be necessary to effect such refunding or refinancing;

provided, however, that if within 10 days after receipt of a request from the Lessee to effect a refunding or refinancing pursuant to this Section 20, which request specifies the proposed structural terms and the amount thereof, the Owner Participant provides the Lessee with a written opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to the Lessee to the effect that there will be a material risk or increase in risk of adverse tax consequences to the Owner Participant resulting from the refunding or refinancing (other than the consequence that the refinanced loan constitutes "qualified nonrecourse indebtedness" within the meaning of Temporary Regulations Section 1.861-10T(b)), then the Owner Trustee and the Owner Participant shall be required to effect such refunding or refinancing only if the Lessee shall have agreed to indemnify the Owner Participant against such identified adverse tax consequences in a manner reasonably satisfactory to the Owner Participant; provided, further, the parties agree that in the absence of a relevant Tax Change (x) a refinancing or refunding as such will not result in any such risk and (y) applying the requirements of Rev. Proc. 75-21, 1975-1 C.B. 715, including as applied for purposes of section 467 of the Code, in the manner described in Section 20(c) will not result in any such risk.

                 Each of the Owner Participant, the Owner Trustee, each LOAN PARTICIPANT and the Indenture Trustee agrees to use all reasonable efforts to facilitate the Section 20 Refinancing, including, without limitation, by making such modifications to, or entering into such amendments and supplements to, the Operative Documents as may be appropriate or necessary to effect the Section 20 Refinancing.

                 (b) The Section 20 Refinancing shall not constitute a refunding or refinancing for the purposes of Section 17. Any debt instruments issued in connection with the Section 20 Refinancing shall not be subject to optional redemption by the Owner Trustee without the consent of the Lessee, except as specified in the Indenture.

                 (c) In connection with the Section 20 Refinancing, the Owner Participant shall recalculate the payments of Basic Rent, Stipulated Loss Values and Termination Values with respect to the Term and, if the Section 20 Refunding Date occurs on or prior to the Base Lease Commencement Date, the Interim Payment Amount payable pursuant to Section 16(a) hereof (such recalculation of the Interim Payment Amount to take into account any prepayment by the Owner Participant on such Section 20 Refunding Date of all or part of the Interim Payment Amount under clause (w) of Section 20(a)(ii)), (i) to achieve the Owner Participant's Revised Net Economic Return, and (ii) to minimize, to the greatest extent possible consistent with the foregoing clause
(i), the present value (discounted semiannually at an interest rate per annum to be supplied by the Lessee) of (1) the payments of Basic Rent or, at Lessee's option, (2) the payments of Basic Rent scheduled to be paid prior to the Special Purchase Option Date and the Special Purchase Price. In addition, in such event, the Special Purchase Price Percentage shall be recalculated such that the Special Purchase Price equals the greatest of (i) the appraised value of the Aircraft as of such date as set forth in Exhibit E to the Rent Schedule,
(ii) 103% of the sum of the present values, as of the adjusted Special Purchase Option Date, of (a) Basic Rent payable with respect to the period from such Special Purchase Option Date to and including the twenty-fourth anniversary of the Base Lease Commencement Date and (b) the amount equal to 53% of Lessor's Cost (such present value calculation to utilize a discount rate equal to 13.5% per annum, compounded semi-annually), (iii) 103% of the amount that preserves Original After-Tax Yield as of such date and (iv) the amount that satisfies the aggregate after-tax cash flow and after-tax yield (using the multiple investment sinking fund method of calculation) constraints used by the Owner Participant in its pricing assumptions to determine the alternate Special Purchase Price Percentage (contained in the Optimal File), such constraints and such alternate Special Purchase Price Percentage having been furnished to the Lessee and placed in escrow with White & Case; provided, that the Special Purchase Option Date shall be changed (and that the Special Purchase Price Percentage be recalculated as of such changed date) to whichever of the five Lease Period Dates preceding the Special Purchase Option Date or the five Lease Period Dates following the Special Purchase Option Date (each, an "Alternate Special Purchase Option Date") would result in the lowest possible sum of (1) the present value (discounted semiannually at an interest rate per annum to be supplied by the Lessee) of the payments of Basic Rent for the period from the Section 20 Refunding Date to and including the applicable Alternate Special Purchase Option Date (but excluding any Basic Rent designated as payable in advance on such Alternate Special Purchase Option Date) and (2) the present value (discounted semiannually at an interest rate per annum to be supplied by the Lessee) of the Special Purchase Price as of such Alternate Special Purchase Option Date, and, if necessary, the Lease shall be amended to reflect the change in the Special Purchase Option Date from November 26, 2008 to whichever of the Alternate Special Purchase Option Dates as would give rise to the lowest such sum. It is further agreed that, in the case of the Section 20 Refinancing, the requirements of Section
5.01 of Rev. Proc. 75-21, 1975-1 C.B. 715, including as applied for purposes of Section 467 of the Code, shall be applied, if possible, from the Base Lease Commencement Date (using the Assumed Rent (as defined below) with respect to periods prior to the Section 20 Refunding Date) and, if necessary, by adjusting any payment of Basic Rent not due prior to the Section 20 Refunding Date (including, if necessary, the payment of Basic Rent immediately succeeding the Section 20 Refunding Date). For purposes of this Section 20, "Assumed Rent" for each Lease Year or portion thereof shall mean the payments of Basic Rent (prior to the adjustments contemplated by this Section 20) allocated to such year or such portion under the Lease (computed assuming that the Loan Certificates actually accrued interest at the Assumed Debt Rate, i.e., as set forth in Exhibit D-1 to the Lease) and "Lease Year" shall mean any annual period during the Basic Term commencing on the Base Lease Commencement Date or on any anniversary of the Base Lease Commencement Date. In performing any such recalculations in respect of Basic Rent, Stipulated Loss Value and Termination Value, the Owner Participant shall utilize the same methods and assumptions originally used to calculate the alternate schedules of Basic Rent, Stipulated Loss Values and Termination Values referred to in the definition of the Owner Participant's Revised Net Economic Return and in performing any such recalculations in respect of the Special Purchase Price Percentage, the Owner Participant shall, subject to the proviso to the third preceding sentence, utilize the same methods and assumptions originally used to calculate the Special Purchase Price Percentage held in escrow by White & Case pursuant to
Section 18(d).

                 Upon completion of any recalculation described above in this
Section 20(c), a duly authorized officer of the Owner Participant shall provide a certificate to the

Lessee either (x) stating that the payments of Basic Rent, Stipulated Loss Values and Termination Values with respect to the Term, and the Special Purchase Price Percentage and the Special Purchase Option Date, as are then set forth in the Lease do not require change, or (y) setting forth such adjustments to the payments of Basic Rent, Stipulated Loss Values or Termination Values with respect to the Term and the Special Purchase Price Percentage and the Special Purchase Option Date, as have been calculated by the Owner Participant in accordance with the above provisions. Such certificate shall describe in reasonable detail the basis for any such adjustments. If the Lessee shall so request, the recalculation of any such adjustments described in this Section 20 shall be verified by procedures substantially identical to the verification procedures set forth in Section 18(b). No adjustment may be made to the payments of Basic Rent, Stipulated Loss Values or Termination Values with respect to the Term pursuant to this Section 20 except in accordance with the provisions of Section 18(c) and this Section 20.

                 SECTION 21. Miscellaneous. (a) Nothing contained in this Agreement (including Section 7(b) hereof), the Lease, the Trust Indenture, the Trust Agreement or the Tax Indemnity Agreement shall be construed as a guarantee by the Lessee of payments due pursuant to the Certificates or of the residual value or useful life of the Aircraft or any portion thereof.

                 (b) Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the





                                       96

                                      MF-1
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Indenture Trustee and the Owner Trustee.  The section and paragraph headings in this Agreement and the index preceding this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Agreement. This Agreement is made solely for the benefit of the parties hereto and the terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and, subject to the terms of Section 13(E) hereof, its successors and permitted assigns, the Indenture Trustee under the Trust Indenture, the Owner Trustee and its successors as Owner Trustee under the Trust Agreement and the Owner Participant and, subject to the provisions of Section 16(c) hereof, its successors and permitted assigns, and the ORIGINAL LOAN PARTICIPANTs and, subject to the provisions of Section 8(h) hereof, the other LOAN PARTICIPANTs. Each LOAN PARTICIPANT other than an ORIGINAL LOAN PARTICIPANT, by its acceptance of any Certificate, shall be deemed to have irrevocably and unconditionally agreed to perform the obligations of a LOAN PARTICIPANT hereunder and under the Trust Indenture.

                 (c) The representations, warranties, indemnities and agreements of the Lessee, the Owner Trustee, the Indenture Trustee, each LOAN PARTICIPANT and the Owner Participant provided for in this Agreement, and the Lessee's, the Owner Trustee's, the Indenture Trustee's, each LOAN PARTICIPANT'S and the Owner Participant's obligations under this Agreement, shall survive the making available of the respective Commitments by the Participants, the delivery of the Aircraft and the expiration or other termination (to the extent arising prior to such expiration or termination) of this Agreement and the other Operative Documents.

THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.





                                       97

                                      MF-1
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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  AMERICAN AIRLINES, INC.

                                  By_______________________________
                                    Name:
                                    Title:

                                  Address:  P.O. Box 619616
                                                 Dallas/Fort Worth
                                                     International Airport
                                                 Texas  75261-9616
                                                 Attention:  Senior Vice
                                                             President -
                                                             Finance

                                  Facsimile:   (817) 967-4318
                                  Telephone:   (817) 963-1234



                                  MISSION FUNDING EPSILON


                                  By_______________________________
                                    Name:
                                    Title:

                                  Address:  18101 Von Karman Avenue
                                            Irvine, California
                                                     92715-1046
                                            Attention:

                                  Facsimile:  (714) 757-0140
                                  Telephone:  (714) 757-2400


                                  MERIDIAN TRUST COMPANY,
                                    not in its individual capacity,
                                    except as otherwise expressly
                                    provided herein, but solely as Owner
                                    Trustee

                                  By_______________________________
                                    Name:
                                    Title:

                                  Address:  35 North Sixth Street
                                            Reading, Pennsylvania  19601

                                  Facsimile:  (215) 320-1349
                                  Telephone:  (215) 320-1348




                                  FIRST SECURITY BANK OF UTAH,
                                    NATIONAL ASSOCIATION,
                                      as Indenture Trustee

                                  By_______________________________
                                    Name:
                                    Title:

                                  Address:  79 South Main Street
                                            Salt Lake City, Utah 84111
                                            Attention: Corporate Trust
                                                         Department
                                            (AA 1992-MF-1)

                                  Facsimile: (801) 350-5053
                                  Telephone: (801) 350-5630

                                  ROYAL BANK OF CANADA,
                                    as ORIGINAL LOAN PARTICIPANT


                                  By_______________________________
                                    Name:
                                    Title:

                                  Address:


                                  Facsimile:
                                  Telephone:

                                  CREDIT SUISSE, NEW YORK
                                    BRANCH,
                                    as ORIGINAL LOAN PARTICIPANT


                                  By_______________________________
                                    Name:
                                    Title:


                                  By_______________________________
                                    Name:
                                    Title:

                                  Address:  Tower 49
                                            12 E. 49th Street
                                            New York, New York 10017

                                  Facsimile:  (212) 238-5331
                                  Telephone:  (212) 612-8000





                                      100

                                      MF-1